Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WINDSTREAM PARENT, INC.

It is hereby certified that:

1.    The name of the corporation is Windstream Parent, Inc.

2.    The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 19, 2024, and was amended and restated on August 1, 2025.

3.    Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

Article 1
Name

The name of the corporation is Uniti Group Inc. (the “Corporation”).

Article 2
Registered Office And Agent

The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is Corporation Service Company.

Article 3
Purpose And Powers

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

Article 4
Capital Stock

(A)    Authorized Shares

1.    Classes of Stock.  The total number of shares of stock that the Corporation shall have authority to issue is 5,550,000,000, consisting of 5,500,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), 575,000 of which shall be designated “Series A Preferred Stock” and shall have the rights, designations, preferences, voting powers and other terms set forth in Annex A to this Amended and Restated Certificate of Incorporation.

2.    Preferred Stock.  The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding, including Annex A), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

(B)    Voting Rights

Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including Annex A and any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other such affected classes or series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including Annex A and any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law.

(C)    Foreign Ownership Restrictions.

1.    Subject to Section (C)(4) of this Article 4, if, at any time, a holder of shares of Common Stock or Preferred Stock acquires additional shares of Common Stock or Preferred Stock, or is otherwise attributed with ownership of such shares, that would cause the Corporation to violate (in each case, an “FCC Violation”) (A) any requirement of the Federal Communications Commission (“FCC”) regarding foreign ownership (collectively, “Foreign Ownership Requirements”) or (B) any other rule or regulation of the FCC applicable to the Corporation, then the Corporation may, at the option of the Board of Directors, (i) redeem from the holder or holders causing such FCC Violation a sufficient number of shares of Common Stock or, at the option of the Board of Directors, Preferred Stock to eliminate the FCC Violation by paying in cash therefor a sum equal to the Redemption Price, (ii) suspend those rights of stock ownership the exercise of which causes or could cause such FCC Violation and/or (iii) require the sale of as many shares of Common Stock or Preferred Stock held by such stockholder as is necessary to eliminate such FCC Violation, and if the Board of Directors so requires, such stockholder shall promptly sell, and take all actions to sell, such shares such that, following such sale, there is no FCC Violation as a result of such stockholder. The “Redemption Price” (herein so called) shall equal such price as is mutually determined by such stockholders and the Corporation, or, if no mutually acceptable agreement can be reached, shall equal either (i) 75% of the fair market value of the Common Stock (the “Common Stock Fair Market Value”) or 75% of the Fair Market Value of the Preferred Stock, as applicable, where such holder caused the FCC Violation, or (ii) the Common Stock Fair Market Value or the Fair Market Value of the Preferred Stock, as applicable, where the FCC Violation was caused by no fault of the holder; provided, however, that the determination of whether such party caused the FCC Violation shall be made, in good faith, by the disinterested members of the Board of Directors. As used in this Section 4(C)(1), the Common Stock Fair Market Value shall be determined as follows:

(a)      if the Common Stock is listed on a U.S. national or regional securities exchange (an “Exchange”) on such date, (x) in the case of Common Stock listed on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) (each, a “Principal Exchange”) on such day, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such day as reported in composite transactions for the Principal Exchange and (y) in the case of Common Stock listed on an Exchange other than a Principal Exchange on such day, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such day as reported

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in composite transactions for the primary Exchange on which such shares are traded for such date (the “Last Reported Sale Price”) (or, if such date is not a Trading Day, the Trading Day immediately preceding such date); and

(b)     if the Common Stock is not publicly traded at the time of determination then, the fair value of the Common Stock as determined in good faith by the disinterested members of the Board of Directors.

As used in this Section 4(C), (i) the “Preferred Stock Fair Market Value” shall mean the value determined by multiplying the Common Stock Fair Market Value by the number of shares of Common Stock into which the share of Preferred Stock is then convertible and (ii) “Trading Day” shall mean a day on which (A) trading in the Common Stock generally occurs on the Principal Exchange or, if the Common Stock is not then listed on a Principal Exchange, on the principal other Exchange on which the Common Stock is then listed, and (B) a Last Reported Sale Price for the Common Stock is available on such securities exchange.

2.    At least 15 but no more than 30 days prior to any date on which Common Stock or Preferred Stock is to be redeemed or such shorter period as determined by the Board to avoid an FCC Violation (a “Redemption Date”), written notice shall be sent by mail, first class postage prepaid, overnight mail, facsimile, or electronic mail to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares of Common Stock or Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section 4(C)(3), on or after the Redemption Date, each holder of shares of Common Stock or Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

3.    From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Common Stock or Preferred Stock designated for redemption in the Redemption Notice as holders of such shares of Common Stock or Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

4.    The provisions of Sections (C)(1) through (C)(3) of this Article 4 shall not apply to (a) Elliott or the Investors (as each is defined in that certain Stockholder Agreement, to be entered into on the date this Certificate of Incorporation becomes effective, by and among the Corporation, Elliott Investment Management L.P., Elliott Associates, L.P., Elliott International, L.P. and certain investment vehicles affiliated with Elliott, as it may be amended or restated from time to time) (each, an “Elliott Stockholder”), (b) the Investors (as defined in that certain Stockholder

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Agreement, to be entered into on the date this Certificate of Incorporation becomes effective, by and among the Corporation and certain stockholders of the Corporation that are managed, advised or sub-advised by a certain institutional investment adviser, as it may be amended or restated from time to time) (each, a “Minority Investor Stockholder”), (c) any acquisition of shares of Common Stock or Preferred Stock by an Elliott Stockholder or any of its subsidiaries or a Minority Investor Stockholder or any of its subsidiaries, or (d) any ownership of such shares otherwise attributed to an Elliott Stockholder or any of its subsidiaries or a Minority Investor Stockholder or any of its subsidiaries, and the Corporation shall not have the authority under Sections (C)(1) through (C)(3) of this Article 4 to redeem any shares of Common Stock or Preferred Stock beneficially owned, directly or indirectly, by an Elliott Stockholder or any of its subsidiaries or by a Minority Investor Stockholder or any of its subsidiaries, in each case notwithstanding anything to the contrary therein.  In the event that any acquisition or ownership of shares of Common Stock or Preferred Stock by an Elliott Stockholder or by a Minority Investor Stockholder would cause an FCC Violation, such Elliott Stockholder or Minority Investor Stockholder, as applicable, shall not acquire or hold such shares until any waivers, rulings or approvals that may be required from the FCC are obtained. Such Elliott Stockholder and its subsidiaries and such Minority Investor Stockholder and its subsidiaries, as applicable, shall cooperate to secure such waivers, rulings or approvals and shall abide by any conditions related to such waivers, rulings or approvals.

(D)    FCC Compliance Restrictions. The Corporation shall at all times be in compliance with, and shall not take any action, nor shall it cause any act to be done, that would cause it to be in violation of the limitations on ownership of mass media, cable television and newspaper (or such other interests as the legislation or the FCC shall require in the future) interests, as set forth in the Communications Act of 1934 or the rules of the FCC.

Article 5
Bylaws

The Board of Directors shall have the power to adopt, amend or repeal, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with Delaware Law or this Certificate of Incorporation.

The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Article 6
Board of Directors

(A)    Power of the Board of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

(B)    Number of Directors.  The number of directors which shall constitute the Board of Directors shall, as of the date this Certificate of Incorporation becomes effective, be nine and, thereafter shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.

(C)    Quorum.  A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and, except as otherwise expressly

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required by law or by this Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(D)    Election of Directors. Except as expressly provided herein, the manner of election and removal of such directors and the term such directors shall hold office shall be designated in the Bylaws. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws shall so provide.

(E)    Vacancies.  Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(F)     Removal.  Any director may be removed, with or without cause, by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

Article 7
Meetings of Stockholders

(A)    Annual Meetings.  An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

(B)    Special Meetings.  Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article 4(A) hereto, special meetings of holders of such Preferred Stock.

(C)    No Action by Written Consent. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Article 4(A) hereto for such class or series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 7 and may not be taken by written consent of stockholders without a meeting.

Article 8
Indemnification

(A)    Limited Liability.  To the fullest extent permitted by Delaware Law, no present or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.  Neither the amendment, repeal or elimination of this Article 8, nor the adoption or amendment of any provision of

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this Certificate of Incorporation or the Bylaws inconsistent with this Article 8, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination.  Solely for purposes of this paragraph, “officer” shall have the meaning provided in Section 102(b)(7) of Delaware Law as amended from time to time.

(B)    Right to Indemnification.

1.    Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law.  The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.  The right to indemnification conferred in this Article 8 shall be a contract right.

2.    The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(C)    Insurance.  The Corporation shall have power to purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware Law.

(D)    Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

(E)    Preservation of Rights.  Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Article 9

Business Opportunities

To the fullest extent permitted from time to time under the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to its directors or stockholders other than those directors or stockholders who are employees of the Corporation.  No amendment or repeal of this Article 9 shall

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apply to or have any effect on the liability or alleged liability of any director or stockholder of the Corporation for or with respect to any acts or omissions of such director or stockholder occurring prior to such amendment or repeal.

Article 10
Amendments

The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.  Notwithstanding the foregoing, the provisions set forth in Article 4(B), Articles 5, 6 and 7 and this Article 10 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of such provisions, unless, in addition to any vote required by Delaware Law, such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Article 11
DGCL Section 203 and Business Combinations

(A)    The Corporation hereby expressly elects not to be governed by Section 203(a) of the Delaware General Corporation Law (the “DGCL”).

(B)    Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

1.    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

2.    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3.    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(C)    For purposes of this Article 11, references to:

1.    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person

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2.    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.    “Elliott Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Elliott entity or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

4.    “Elliott Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Elliott Direct Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

5.    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a)     any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article 11 is not applicable to the surviving entity;

(b)     any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(c)     any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of

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stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d)     any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(e)     any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

6.    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing the restrictions on business combinations set forth in this Article 11, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

7.    “Elliott” means Elliott Investment Management L.P. and its Affiliates and its and their respective successors and assigns (other than the Corporation and its subsidiaries), collectively.

8.    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (a) Elliott, any Elliott Direct Transferee, any Elliott Indirect Transferee or any of their respective Affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or

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indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

9.    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(a)     beneficially owns such stock, directly or indirectly; or

(b)     has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)     has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

10.    “person” means any individual, corporation, partnership, unincorporated association or other entity.

11.    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

12.    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

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Annex A

Uniti Group Inc.

SERIES A PREFERRED STOCK

Section 1.  Designation and Number of Shares.  The par value of the Series A Preferred Stock (the “Series A Preferred Stock”) of Uniti Group Inc., a Delaware corporation  (the “Corporation”) is $0.0001 per share.  The number of shares of Series A Preferred Stock initially constituting such series shall be 575,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding.

Section 2.  General Matters; Ranking.  Each share of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock.  The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Preferred Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

Section 3.  Standard Definitions.  As used in this Annex A:

“Agent Members” shall have the meaning set forth in Section 20(b)(ii).

“Anchor Holder” means the following entities: Elliott Associates, L.P., a Delaware limited partnership, Nexus Aggregator L.P., a Delaware limited partnership, Nexus Aggregator I-A L.P., a Delaware limited partnership, Nexus Aggregator II L.P., a Delaware limited partnership and Nexus Aggregator Offshore L.P., a Cayman Islands limited partnership; provided that for purposes of this Charter, references to the “Anchor Holder” may refer to any one or more of the foregoing entities.

“Anchor Holder Put Notice” shall have the meaning set forth in Section 12(a)(i).

“Average VWAP” per share of the Common Stock over a specified period means the arithmetic average of the VWAPs per share of the Common Stock for each Trading Day in such period. Whenever any provision of this Annex A requires the Corporation or the Board of Directors to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors shall in good faith, after consultation with an Independent Financial Advisor make appropriate adjustments to account for any (i) dividend or distribution of shares of Common Stock on shares of the Common Stock, (ii) subdivision or reclassification of outstanding shares of Common Stock into a greater number of shares or (iii) combination or reclassification of outstanding shares of the Common Stock into a smaller number of shares, in each case where the Ex-Dividend Date or Effective Date, as the case may be, of the event occurs at any time during the period when the VWAPs are to be calculated.

“Board of Directors” means the board of directors of the Corporation or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests or other equivalents of or interests in (however designated) stock issued by that entity and does not include convertible or exchangeable debt securities.

“Cash Dividends” shall have the meaning set forth in Section 4(b)(i).

“Change of Control” means the occurrence of any of the following:

(1)       the Corporation consolidates with, or merges with or into, another Person, or the Corporation, directly or indirectly, sells, leases or transfers all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole (other than by way of merger or consolidation), in one or a series of related transactions, or any Person consolidates with, or merges with or into, the Corporation, in any such event other than pursuant to a transaction (a “Permitted Holdco Transaction”) in which the Persons that beneficially owned the shares of the Voting Stock of the Corporation or any direct or indirect parent of the Corporation immediately prior to such transaction beneficially own at least a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee Person;

(2)       the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Corporation (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of the Corporation);

(3)       shares of Common Stock of the Corporation are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing for which there is no ability to appeal or rectify such contemplated de-listing;

(4)       the approval of any plan or proposal for the winding up, liquidation or dissolution of the Corporation); or

(5)        a “change of control” (or similar event) in respect of the Corporation or any of its Subsidiaries has occurred under any mortgage, agreement or other instrument governing any capital markets debt securities having an outstanding principal amount in excess of $75,000,000 (or its foreign currency equivalent) in the aggregate of the Corporation and/or any such

Subsidiary, in each case, resulting in (x) the issuer of such capital markets debt securities being required to make an offer to purchase such capital markets debt securities or (y) such capital markets debt securities becoming or being declared due and payable prior to their stated maturity.

For purposes of this definition, (x) any direct or indirect holding company of the Corporation shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company, and (y) for the avoidance of doubt, any Permitted Holdco Transaction shall not constitute a “Change of Control” pursuant to any clause of this definition.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Cash Settlement” shall have the meaning set forth in Section 11(c)(i).

“Change of Control Combination Settlement” shall have the meaning set forth in Section 11(c)(i).

“Change of Control Corporation Notice” shall have the meaning set forth in Section 11(a)(iii).

“Change of Control Corporation Notice Date” shall have the meaning set forth in Section 11(a)(iii).

“Change of Control Physical Settlement” shall have the meaning set forth in Section 11(c)(i).

“Change of Control Repurchase” shall have the meaning set forth in Section 11(a)(i).

“Change of Control Repurchase Date” shall have the meaning set forth in Section 11(a)(i).

“Change of Control Repurchase Notice” shall have the meaning set forth in Section 11(a)(ii)(A).

“Change of Control Repurchase Price” means, for each share of Series A Preferred Stock to be repurchased pursuant to Section 11, 100% of the Liquidation Preference of such share, plus all accumulated and unpaid dividends thereon (irrespective of whether such dividends have been declared), if any, to, but excluding, the Change of Control Repurchase Date (unless the Change of Control Repurchase Date falls after a Regular Record Date for a declared dividend for which the Corporation has elected to pay all or a portion of such dividend in cash but on or prior to the Dividend Payment Date to which such Regular Record Date relates, in which case the Corporation shall instead pay the full amount of such declared dividend that was elected to be paid in cash to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall not include such amount in respect of such declared dividend).

“Charter” means the Amended and Restated Certificate of Incorporation of the Corporation dated as of August 1, 2025, including this Annex A, as amended from time to time.

“close of business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation, subject to Section 10.

“Compounded Dividends” shall have the meaning set forth in Section 4(b)(i).

“Corporation” shall have the meaning specified in Section 1.

“Corresponding Warrants” means, with respect to each share of Series A Preferred Stock, 30.5364 Warrants held by the Holder of that share of Series A Preferred Stock, subject to adjustments to account for any share subdivision, combination, reclassification or any other similar event relating to the Series A Preferred Stock.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Direct Registration Preferred Shares” shall have the meaning specified in Section 20(a) hereof.

“Dividend Disbursing Agent” means Equiniti Trust Company, LLC, the Corporation’s duly appointed dividend disbursing agent for the Series A Preferred Stock, and any successor appointed under Section 13.

“Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year commencing on November 1, 2025.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, but exclude, November 1, 2025.

“Dividend Rate” means, (i) for the period from, and including, the Initial Issue Date to, but excluding, the first Dividend Payment Date immediately following the sixth (6th) anniversary of the Initial Issue Date, 11.0% per annum, (ii) for the period from, and including, the first Dividend Payment Date immediately following the sixth (6th) anniversary of the Initial Issue Date to, but excluding, the first Dividend Payment Date immediately following the seventh (7th) anniversary of the Initial Issue Date, 11.5% per annum, (iii) for the period from, and including, the first Dividend Payment Date immediately following the seventh (7th) anniversary of the Initial Issue Date to, but excluding, the first Dividend Payment Date immediately following the eighth (8th) anniversary of the Initial Issue Date, 12.0% per annum, (iv) for the period from, and including, the first Dividend Payment Date immediately following the eighth (8th) anniversary of the Initial Issue Date to, but excluding, the first Dividend Payment Date immediately following the ninth (9th) anniversary of the Initial Issue Date, 13.0% per annum, (v) for the period from, and including, the first Dividend Payment Date immediately following the ninth (9th) anniversary of the Initial Issue Date to, but excluding, the first Dividend Payment Date immediately following the tenth (10th) anniversary of the Initial Issue Date, 14.0% per annum, (vi) for the period from, and including, the first Dividend Payment Date immediately following the tenth (10th) anniversary of the Initial Issue Date to, but excluding, the first Dividend Payment Date immediately following the eleventh (11th) anniversary of the Initial Issue Date, 15.0% per annum and (vii) for the period on and after the first Dividend Payment Date immediately following the eleventh (11th) anniversary of the Initial Issue Date, 16.0% per annum; provided that the applicable Dividend Rate shall be increased by 1.0% per annum for each day during the period commencing upon the occurrence of any event of default (after giving effect to all applicable cure periods) by the Corporation or any of its Subsidiaries of any mortgage, agreement or other instrument governing Material Indebtedness of the Corporation and/or any Subsidiary and, in each case, ending on the date on such event of default is no longer continuing. For purposes hereof, “Material Indebtedness” shall mean indebtedness having an outstanding principal amount in excess of $75,000,000 (or its foreign currency equivalent).

“DTC” means The Depository Trust Corporation.

“Elected Shares” shall have the meaning set forth in Section 23(a).

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision, combination or reclassification, as applicable.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“First Observation Period” means (x) with respect to the redemption of any share of Series A Preferred Stock subject to Optional Redemption, the 20 consecutive Trading Days ending on, and including, the fifth (5th) Trading Day immediately preceding the relevant Redemption Date, (y) with respect to the repurchase of any share of Series A Preferred Stock subject to Change of Control Repurchase, the 20 consecutive Trading Days ending on, and including, the fifth (5th) Trading Day immediately preceding the relevant Change of Control Repurchase Date and (z) with respect to any Put Amount or any repurchase of any shares of Series A Preferred Stock subject to a Holder Put, the 20 consecutive Trading Days ending on, and including, the fifth (5th) Trading Day immediately preceding the relevant Put Date.

“Global Preferred Shares” shall have the meaning set forth in Section 20(b)(i).

“Holder” means each person in whose name shares of the Series A Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Series A Preferred Stock for the purpose of making payment and for all other purposes.

“Holder Put” shall have the meaning set forth in Section 12(a)(i).

“Holder Put Cash Settlement” shall have the meaning set forth in Section 12(c)(i).

“Holder Put Combination Settlement” shall have the meaning set forth in Section 12(c)(i).

“Holder Put Corporation First Notice” shall have the meaning set forth in Section 12(a)(ii).

“Holder Put Corporation First Notice Date” shall have the meaning set forth in Section 12(a)(ii).

“Holder Put Corporation Second Notice” shall have the meaning set forth in Section 12(a)(iv).

“Holder Put Physical Settlement” shall have the meaning set forth in Section 12(c)(i).

“Holder Settlement Election Notice” shall have the meaning set forth in Section 23(a).

“Holder Share Election Cap” means, with respect to each share of Series A Preferred Stock, initially 100.3073 shares of Common Stock, subject to adjustments made pursuant to Section 22(b).

“Independent Financial Advisor” means an investment banking firm of nationally recognized standing; provided that such firm is not an Affiliate of the Company.

“Initial Issue Date” shall mean August 1, 2025.

“Initial Put Amount” shall mean an amount equal to one-third (1/3) of the aggregate Liquidation Preference of all shares of Series A Preferred Stock outstanding as of the date of the first Anchor Holder Put Notice delivered in accordance with Section 12(a); provided that for this purpose the Liquidation Preference of such shares shall be calculated as of the applicable Put Date in respect of the first Anchor Holder Put Notice.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Series A Preferred Stock as to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution or (y) on a parity with the Series A Preferred Stock as to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Liquidation Amount” shall have the meaning set forth in Section 5(a).

“Liquidation Dividend Amount” shall have the meaning set forth in Section 5(a).

“Liquidation Preference” means, as to the Series A Preferred Stock, initially $1,000 per share, as increased from time to time pursuant to Section 4(b)(ii).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Nasdaq” means the Nasdaq Global Select Market, or any other national securities exchange on which the shares of Common Stock are then-listed.

“Merger Agreement” means that internal reorg merger agreement, dated as of August 1, 2025 by the between Windstream Parent, Inc. and New Windstream, LLC.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Parity Preferred Stock” means any class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series shall rank on a parity with the Series A Preferred Stock as to the priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Participating Holder” means a Holder (other than the Anchor Holder) that has delivered a Put Participation Notice in accordance with Section 12(a)(iii).

“Permitted Holdco Transaction” shall have the meaning set forth in the definition of “Change of Control”.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Put Amount” means, with respect to any Holder Put, the least of (i) the Initial Put Amount plus, in the case of a Holder Put other than the first Holder Put, all the Compounded Dividends added to the Liquidation Preference of the Series A Preferred Stock with a Liquidation Preference as of the date of the first Anchor Holder Put Notice equal to the Initial Put Amount during the period beginning on, and including, the date of the first Anchor Holder Put Notice and ending on, but excluding, the date of the Anchor Holder Put Notice relating to such Holder Put, (ii) 19.9% of the aggregate market value of all the Common Stock outstanding as of the fifth (5th) Trading Day immediately preceding the relevant Put Date (with such Common Stock being valued at the lesser of (a) the Average VWAP per share of the Common Stock over the related First Observation Period and (b) the Average VWAP per share of the Common Stock over the related Second Observation Period) and (iii) the aggregate Liquidation Preference of all shares of Series A Preferred Stock outstanding as of the fifth (5th) Trading Day immediately preceding the relevant Put Date.

“Put Date” shall have the meaning set forth in Section 12(a)(i).

“Put Participation Notice” shall have the meaning set forth in Section 12(a)(iii).

“Put Price” means, for each share of Series A Preferred Stock to be repurchased pursuant to Section 12, 100% of the Liquidation Preference of such share, plus accumulated and unpaid dividends thereon (irrespective of whether such dividends have been declared), if any, to, but excluding, the Put Date (unless the Put Date falls after a Regular Record Date for a declared dividend for which the Corporation has elected to pay all or a portion of such dividend in cash but on or prior to the Dividend Payment Date to which such Regular Record Date relates, in which case the Corporation shall instead pay the full amount of such declared dividend that was elected to be paid in cash to Holders of record as of such Regular Record Date, and the Put Price shall not include such amount in respect of such declared dividend).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Series A Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.

“Redemption Cash Settlement” shall have the meaning set forth in Section 6(d).

“Redemption Combination Settlement” shall have the meaning set forth in Section 6(d).

“Redemption Date” shall have the meaning set forth in Section 6(b)(i).

“Redemption Notice” shall have the meaning set forth in Section 6(b)(i).

“Redemption Notice Date” shall have the meaning set forth in Section 6(b)(i).

“Redemption Physical Settlement” shall have the meaning set forth in Section 6(d).

“Redemption Price” means, for each share of Series A Preferred Stock to be redeemed pursuant to Section 6(a) in respect of any Optional Redemption, (i) if the Redemption Date for such Optional Redemption is prior to August 1, 2028, $1,400 per share (regardless of the Liquidation Preference of such share) minus the amount of all dividends paid in cash prior to such date (or, if the Redemption Date falls after a Regular Record Date for a declared dividend for which the Corporation has elected to pay all or a portion of such dividend in cash but on or prior to the immediately succeeding Dividend Payment Date, that will be paid in cash on such Dividend Payment Date) in respect of such share of Series A Preferred Stock and (ii) if the Redemption Date for such Optional Redemption is on or after August 1, 2028, 100% of the Liquidation Preference of such share plus accumulated and unpaid dividends on such share (irrespective of whether such dividends have been declared), if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date for a declared dividend for which the Corporation has elected to pay all or a portion of such dividend in cash but on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall instead pay the full amount of such declared dividend that was elected to be paid in cash to Holders of record as of such Regular Record Date, and the Redemption Price pursuant to this clause (ii) will not include such amount in respect of such declared dividend).

“Reference Property” means, in respect of any Reorganization Event, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of Common Stock immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event.

“Registrar” shall initially mean Equiniti Trust Company, LLC, the Corporation’s duly appointed registrar for the Series A Preferred Stock and any successor appointed under Section 13.

“Regular Record Date” means, with respect to any Dividend Payment Date, the January 15, April 15, July 15 or October 15, as the case may be, immediately preceding the applicable February 1, May 1, August 1 or November 1 Dividend Payment Date, respectively.  These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.

“Reorganization Event” shall have the meaning set forth in Section 10(a).

“Resale Restriction Termination Date” shall have the meaning set forth in Section 21(a).

“Restricted Common Stock Legend” shall have the meaning set forth in Section 21(b).

“Restricted Preferred Stock Legend” shall have the meaning set forth in Section 21(a).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Observation Period” means (x) with respect to the redemption of any share of Series A Preferred Stock subject to Optional Redemption, the five (5) consecutive Trading Days ending on, and including, the fifth (5th) Trading Day immediately preceding the relevant Redemption Date, (y) with respect to the repurchase of any share of Series A Preferred Stock subject to Change of Control Repurchase, the five (5) consecutive Trading Days ending on, and including, the fifth (5th) Trading Day immediately preceding the relevant Change of Control Repurchase Date and (z) with respect to any Put Amount or any repurchase of any share of Series A Preferred Stock subject to a Holder Put, the five (5) consecutive Trading Days ending on, and including, the fifth (5th) Trading Day immediately preceding the relevant Put Date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock as to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Series A Preferred Stock” shall have the meaning specified in Section 1.

“Series A Preferred Stock Statements” shall have the meaning specified in Section 20(a).

“Settlement Amount” means the cash, shares of Common Stock or combination of cash and shares of Common Stock due in respect of the Redemption Price, the Change of Control Repurchase Price or any Put Price, as applicable, with respect to any redemption or repurchase, as the case may be, of Series A Preferred Stock.

“Settlement Method” means, with respect to (i) any redemption of Series A Preferred Stock, Redemption Physical Settlement, Redemption Cash Settlement or Redemption Combination Settlement, as elected (or deemed to have been elected) by the Corporation, (ii) any repurchase of Series A Preferred Stock pursuant to Section 11, Change of Control Physical Settlement, Change of Control Cash Settlement or Change of Control Combination Settlement, as elected (or deemed to have been elected) by the Corporation and (iii) any repurchase of Series A Preferred Stock pursuant to Section 12, Holder Put Physical Settlement, Holder Put Cash Settlement or Holder Put Combination Settlement, as elected (or deemed to have been elected) by the Corporation.

“Settlement Shares” means, with respect to each share of Series A Preferred Stock to be repurchased or redeemed that is held by a Holder that has timely delivered a Holder Settlement

Election Notice pursuant to Section 23, a number of shares of Common Stock equal to the greater of (i) the number of the Elected Shares and (ii) the number of shares of Common Stock the Corporation would have been obligated to deliver pursuant to the Settlement Method it elected or was deemed to elect to satisfy the relevant Redemption Price, Change of Control Repurchase Price or Put Price, as applicable, if such Holder had not delivered such Holder Settlement Election Notice.

“Share Cap” means, with respect to each share of Series A Preferred Stock, initially 8,003 shares of Common Stock, subject to adjustments pursuant to Section 22(b).

“Specified Dollar Amount” means (i) the cash amount per share of Series A Preferred Stock to be received in respect of the Redemption Price upon an Optional Redemption for which Redemption Combination Settlement applies as specified (or deemed to be specified) in the Redemption Notice for such Optional Redemption, (ii) the cash amount per share of Series A Preferred Stock to be received in respect of the Change of Control Repurchase Price with respect to a Change of Control Repurchase for which Change of Control Combination Settlement applies as specified (or deemed to be specified) in the Change of Control Corporation Notice for such Change of Control Repurchase or (iii) the cash amount per share of Series A Preferred Stock to be received in respect of any Put Price with respect to a Holder Put for which Holder Put Combination Settlement applies as specified (or deemed to be specified) in the Holder Put Corporation First Notice for such Holder Put, as the case may be.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs (and at least one share of the Common Stock has traded) on Nasdaq or, if the Common Stock is not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” shall initially mean Equiniti Trust Company, LLC, the Corporation’s duly appointed transfer agent for the Series A Preferred Stock and any successor appointed under Section 13.

“unit of Reference Property” means, in respect of any Reorganization Event, the kind and amount of Reference Property that a holder of one share of Common Stock (or the holder of one unit of Reference Property in respect of a prior Reorganization Event, as applicable) is entitled to receive upon the consummation of such Reorganization Event.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other governing body of such Person, without regard to contingencies.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “UNIT <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for this purpose. The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Warrants” means the warrants issued by the Corporation pursuant to the warrant agreement, dated as of August 1, 2025 by and between the Corporation and Equiniti Trust Company, LLC, as warrant agent, as amended or restated from time to time.

Section 4.  Dividends.  (a) Rate.  Holders shall be entitled to receive cumulative dividends, accruing on a daily basis (whether or not such dividends are declared and whether or not the Corporation has funds legally available therefor) from and including the Initial Issue Date, at the applicable Dividend Rate on the Liquidation Preference per share of Series A Preferred Stock. Such dividends will be payable in cash when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available therefor; provided that to the extent any accumulated and unpaid dividends payable on any share of Series A Preferred Stock are not paid in cash for any reason, the accumulated and unpaid dividends will accumulate into the Liquidation Preference in the manner set forth in Section 4(b).  No cash dividends upon shares of the Series A Preferred Stock shall be authorized by the Board of Directors or declared by the Corporation or paid or set apart by the Corporation to the extent that such authorization, declaration, payment or setting apart for payment in cash is at such time prohibited by law. Dividends on the Series A Preferred Stock shall be payable quarterly or compounded on each Dividend Payment Date at the Dividend Rate.  Declared cash dividends shall be payable on the relevant Dividend Payment Date to Record Holders at the close of business on the immediately preceding Regular Record Date, whether or not the shares of Series A Preferred Stock held by such Record Holder on such Regular Record Date are redeemed or repurchased after such Regular Record Date. If a Dividend Payment Date is not a Business Day, payment in cash (if applicable) shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. For the avoidance of doubt, if the Corporation does not declare full dividends in cash for any Dividend Period, the Corporation shall add to the Liquidation Preference of the Series A Preferred Stock as set forth in Section 4(b)(ii) for any portion of such dividend not declared to be paid in cash.

The amount of dividends payable on each share of Series A Preferred Stock shall be computed on the basis of a 360-day year composed of twelve 30-day months and for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Holders shall not be entitled to any dividends on the Series A Preferred Stock in excess of full cumulative dividends.

 Dividends on any share of Series A Preferred Stock subject to an Optional Redemption, a Change of Control Repurchase or a Holder Put shall cease to accumulate on the relevant Redemption Date, the relevant Change of Control Repurchase Date or the relevant Put Date, as applicable, except in the event that the Corporation fails to consummate the settlement of such Optional Redemption, Change of Control Repurchase or Holder Put, as the case may be, in accordance with this Annex A as required on the applicable date.

(b)            Method of Payment of Dividends.

(i)            The Corporation shall notify the Holders and the Dividend Disbursing Agent on the first day of each Dividend Period whether it elects to pay dividends in cash (“Cash Dividends”) or, in lieu of paying dividends in cash, add to the Liquidation Preference of each share of Series A Preferred Stock in the manner set forth in Section 4(b)(ii) (“Compounded Dividends”) for such Dividend Period; provided that if the Corporation does not so timely make such election, then the Company shall be deemed to have elected Compounded Dividends (and, for the avoidance of doubt, the failure to timely make such election will not constitute a breach of the Charter).

(ii)            Any Compounded Dividends on the Series A Preferred Stock will be added to the Liquidation Preference of each share of Series A Preferred Stock in the manner provided in the next sentence. Effective immediately before the close of business on each Dividend Payment Date, the Liquidation Preference of each share of Series A Preferred Stock then outstanding will be deemed to be increased by the amount of accumulated and unpaid dividends on such share for the applicable Dividend Period, rounded up to the nearest $1.00, and the Dividend Disbursing Agent will record such increase in Liquidation Preference.

(iii)            Any Compounded Dividends the amount of which is added to the Liquidation Preference per share of Series A Preferred Stock pursuant to Section 4(b)(ii) shall not constitute “unpaid dividends” on the Series A Preferred Stock for all purposes of the Charter.

(iv)            Compounded Dividends on the Series A Preferred Stock shall be added to the Liquidation Preference of each share of Series A Preferred Stock in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Section 5.  Liquidation, Dissolution or Winding Up.  (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference per share of Series A Preferred Stock (such amount, the “Liquidation Amount”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date of such liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b)            Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed in and of itself to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 5.

(c)            If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Amount plus the Liquidation Dividend Amount of the Series A Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, all Parity Preferred Stock are not paid in full, the Holders and all holders of any Parity Preferred Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d)            After the payment to any Holder of the full amount of the Liquidation Amount and the Liquidation Dividend Amount for each of such Holder’s shares of Series A Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation in respect of such Holder’s shares of Series A Preferred Stock.

(e)            In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Delaware General Corporation Law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of the Series A Preferred Stock.

Section 6.  Optional Redemption.  (a)  Notwithstanding anything herein to the contrary, the Corporation may redeem the Series A Preferred Stock (each, an “Optional Redemption”) at any time, in whole or in part, at the applicable Redemption Price, payable as described in Section 6(d). No distribution by redemption or other acquisition of shares of Series A Preferred Stock may be made unless permitted under the provisions of the Delaware General Corporation Law. Any such Optional Redemption in part shall be for an integral number of shares of Series A Preferred Stock.

(b)            (i)  If the Corporation exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Series A Preferred Stock pursuant to Section 6(a), it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”, and the date of such notice, the “Redemption Notice Date”) not less than 45 nor more than 60 calendar days prior to the Redemption Date to each Holder. In the case of Direct Registration Preferred Shares or shares of Series A Preferred Stock in definitive, certificated form, such notice shall be by first class mail to each Holder or, in the case of Global Preferred Shares, such notice shall be delivered in accordance with the applicable procedures of the Depositary. The Redemption Date must be a Business Day.

(ii)            Each Redemption Notice shall specify:

(A)             the Redemption Date;

(B)             the Redemption Price and the Settlement Method therefor;

(C)             that on the Redemption Date, the Redemption Price will become due and payable upon each share of Series A Preferred Stock to be redeemed, and that dividends on the Series A Preferred Stock to be redeemed shall cease to accrue on and after the Redemption Date; and

(D)             in case the Series A Preferred Stock is to be redeemed in part only, the number of shares of Series A Preferred Stock to be redeemed.

A Redemption Notice shall be irrevocable.

(iii)            If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Section 6(a), the Transfer Agent shall select the shares of Series A Preferred Stock to be redeemed (which such number shall be an integer), on a pro rata basis with respect to all Holders based on the total number of shares of Series A Preferred Stock then held by such Holder relative to the total number of shares of Series A Preferred Stock then outstanding (or as required by the procedures of the Depositary, if applicable).

(iv)            On and after the Redemption Date, upon surrender of a share certificate representing any Series A Preferred Stock redeemed in part, the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing a number of shares of Series A Preferred Stock equal to the unredeemed portion thereof, or, if the Series A Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Series A Preferred Stock represented by the Direct Registration Preferred Shares or the global certificate by making a notation on Schedule I attached to the global certificate.

(c)            If any Redemption Notice has been given in respect of any Series A Preferred Stock in accordance with Section 6(b), the Series A Preferred Stock to be redeemed shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  As of the Redemption Date, if and only if the settlement of the Optional Redemption has been consummated in accordance with this Annex A, (i) the Series A Preferred Stock to be redeemed will cease to be outstanding, (ii) dividends will cease to accumulate on the Series A Preferred Stock to be redeemed and (iii) all other rights of the Holders in respect of the Series A Preferred Stock to be redeemed will terminate.

(d)            Subject to Section 23, upon any Optional Redemption of any share of Series A Preferred Stock, the Corporation shall pay or deliver, as the case may be, to the Holder of such share, in respect of each share being redeemed, cash (“Redemption Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of

Common Stock in accordance with Section 9 (“Redemption Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 9 (“Redemption Combination Settlement”), at its election, as set forth in this Section 6(d), in satisfaction of the Redemption Price for such share.

(i)            Subject to Section 23, all redemptions in connection with any Redemption Notice shall be settled using the same Settlement Method.

(ii)            Subject to Section 23, the Corporation may elect a Settlement Method in respect of each Optional Redemption in the Redemption Notice for such Optional Redemption, which election shall be binding on the Corporation; provided that if the Corporation elects Redemption Combination Settlement or Redemption Physical Settlement in any Redemption Notice, the Corporation shall use reasonable best efforts to cause a registration statement registering the resale of the shares of Common Stock deliverable in satisfaction of the Redemption Price to be filed and declared effective and to be available for immediate use upon delivery of such shares by all Holders that will receive such shares of Common Stock and that (x) are the Corporation’s Affiliates or were the Corporation’s Affiliates during the three months immediately preceding the issuance of such shares of Common Stock or (y) would hold, following receipt of such shares of Common Stock, at least 2.5% of all the Common Stock outstanding as of the Redemption Date on a fully diluted basis; provided further that the Corporation shall satisfy the Redemption Price through Redemption Cash Settlement if such a registration statement is not effective and available for immediate use on the Redemption Date. If the Corporation does not specify a Settlement Method in the relevant Redemption Notice, the Corporation shall no longer have the right to elect Redemption Physical Settlement or Redemption Combination Settlement and the Corporation shall be deemed to have elected Redemption Cash Settlement in respect of the Redemption Price.  In the case of an election of Redemption Combination Settlement, the relevant Redemption Notice shall specify the Specified Dollar Amount per share of Series A Preferred Stock, which shall be less than the applicable Redemption Price per share of Series A Preferred Stock.  If the Corporation delivers a Redemption Notice electing Redemption Combination Settlement in respect of the Redemption Price but does not specify a Specified Dollar Amount per share of Series A Preferred Stock in such Redemption Notice, the Specified Dollar Amount per share of Series A Preferred Stock shall be deemed to be $0, and the provisions of Section 6(d)(iii)(A) shall apply as if the Corporation elected Redemption Physical Settlement in such Redemption Notice.

(iii)            The Settlement Amount with respect to any Optional Redemption of Series A Preferred Stock shall be computed as follows:

(A)             If the Corporation elects to satisfy the Redemption Price in respect of such Optional Redemption by Redemption Physical Settlement, subject to Section 8(c), the Corporation shall deliver to the relevant Holder in respect of each share of Series A Preferred Stock being redeemed a number of shares of Common Stock equal to the Redemption Price per share of Series A Preferred Stock divided by the lesser of (i) the Average VWAP per share of the

Common Stock over the related First Observation Period and (ii) the Average VWAP per share of the Common Stock over the related Second Observation Period.

(B)             If the Corporation elects (or is deemed to have elected) to satisfy the Redemption Price in respect of such Optional Redemption by Redemption Cash Settlement, the Corporation shall pay to the relevant Holder in respect of each share of Series A Preferred Stock being redeemed cash out of funds legally available for such distribution in an amount equal to the Redemption Price per share of Series A Preferred Stock; provided that if the Corporation does not have funds legally available for such distribution in an amount equal to the Redemption Price per share of Series A Preferred Stock, the provisions of Section 6(d)(iii)(C) shall apply as if the Corporation elected Redemption Combination Settlement in such Redemption Notice, with the amount of funds legally available for such distribution being deemed the Specified Dollar Amount.

(C)             If the Corporation elects (or is deemed to have elected) to satisfy the Redemption Price in respect of such Optional Redemption by Redemption Combination Settlement, the Corporation shall pay or deliver, as the case may be, in respect of each share of Series A Preferred Stock being redeemed, a Settlement Amount equal to an amount of cash equal to the Specified Dollar Amount in respect of such Optional Redemption and, subject to Section 8(c), a number of shares of Common Stock equal to the quotient of (I) the Redemption Price per share, minus such Specified Dollar Amount, divided by (II) the lesser of (i) the Average VWAP per share of the Common Stock over the related First Observation Period and (ii) the Average VWAP per share of the Common Stock over the related Second Observation Period.

(e)            The Corporation shall pay or deliver, as the case may be, the consideration due in respect of any Optional Redemption on the relevant Redemption Date. A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock in respect of an Optional Redemption, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder.  The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. A certificate representing the shares of Common Stock, if any, issuable upon Optional Redemption shall be issued and delivered to the Holder of the share of Series A Preferred Stock being redeemed or, if the Series A Preferred Stock being redeemed is in book-entry form, the Corporation may elect to deliver the shares of Common Stock issuable upon Optional Redemption, if any, to the Holder of the share of Series A Preferred Stock being redeemed through book-entry transfer, including through the facilities of the Depositary.

The person or persons entitled to receive the shares of Common Stock issuable upon Optional Redemption, if any, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the fifth (5th) Trading Day immediately preceding the relevant Redemption Date.

In the event that a Holder does not by written notice designate the name in which any shares of Common Stock to be issued upon Optional Redemption of such Series A Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(f)            No sinking fund is provided for the Series A Preferred Stock.

Section 7.  Voting Rights.

(a)            General.  Holders shall not have any voting rights except as set forth in this Section 7 or as otherwise from time to time specifically required by Delaware law.

(b)            Other Voting Rights.  So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Series A Preferred Stock given in person or by proxy, either by written consent without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following:

(i)            any authorization or issuance of any class or series of Senior Stock or any amendment or alteration of the Charter (including any adoption of any certificate of designation) or the Bylaws so as to authorize, create, determine, reclassify or designate, or increase the authorized amount of, any class or series of Senior Stock;

(ii)            any authorization or issuance of any class or series of Parity Preferred Stock or any amendment or alteration of the Charter (including any adoption of any certificate of designation) or the Bylaws so as to authorize, create, determine, reclassify or designate, or increase the authorized amount of, any class or series of Parity Preferred Stock, other than any Parity Preferred Stock with an aggregate initial liquidation preference, taken together with the aggregate initial liquidation preference of all other Parity Preferred Stock issued on or after the Initial Issuance Date, that is less than or equal to $425,000,000;

(iii)            any amendment, alteration or repeal of any provision of the Charter (including any adoption of any certificate of designation) or the Bylaws, whether by merger, consolidation or otherwise, that would adversely affect any preference or right, voting power, restriction, limitation as to dividends, qualification or term or condition of redemption of the Series A Preferred Stock; or

(iv)            any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the

Corporation with or into another Person unless (1) (x) the shares of Series A Preferred Stock remain outstanding and are not amended in any respect and (y) the share exchange, reclassification, merger or consolidation does not result in there being any Senior Stock or Parity Preferred Stock or any other consequences that would have required the affirmative vote or consent of the Holders pursuant to this Section 7(b) as if the surviving or resulting entity, and/or its and/or the Corporation’s ultimate parent, following such share exchange, reclassification, merger or consolidation were the Corporation (including for purposes of the defined terms used in this Section 7(b)) or (2) the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity, its ultimate parent or the Corporation’s ultimate parent, and such preference securities have such preferences and rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case as are not less favorable to the holders thereof than the preferences and rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock are to the Holders;

provided, however, that for all purposes of this Section 7(b), neither (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock nor (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Preferred Stock with an aggregate initial liquidation preference, taken together with the aggregate initial liquidation preference of all other Parity Preferred Stock issued on or after the Initial Issuance Date, that is less than or equal to $425,000,000, or any Junior Stock, shall in and of itself be deemed to adversely affect the special rights, preferences, privileges or voting powers, of the Series A Preferred Stock, and shall not require the affirmative vote or consent of Holders.

(c)            Change of Name, Other Designation or Par Value.  Without the consent or action of the Holders, so long as such action is made pursuant to an amendment to the Charter duly adopted in accordance with Delaware law, and does not change the preferences, privileges or rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Series A Preferred Stock, a majority of the entire Board of Directors may change the name or other designation or the par value of such stock of the Corporation.

(d)            Prior to the close of business on the fifth (5th) Trading Day immediately preceding the relevant Redemption Date, Change of Control Repurchase Date or Put Date, as applicable, the shares of Common Stock issuable upon redemption or repurchase, as the case may be, of the Series A Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Series A Preferred Stock, including the right to vote such shares of Common Stock on any amendment to the Charter that would adversely affect the rights of holders of the Common Stock.

(e)            Procedures for Voting and Consents.  Each Holder will have one vote per share of Series A Preferred Stock on any matter on which Holders are entitled to vote separately as a class, whether at a meeting or by written consent. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time.

Section 8.  Issuance of Common Stock.  (a) The Corporation shall be entitled to deliver upon any redemption or repurchase of shares of Series A Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(b)            The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the redemption or repurchase of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the redemption or repurchase of all the shares of Series A Preferred Stock then outstanding.  All shares of Common Stock delivered upon any redemption or repurchase of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)            Notwithstanding anything to the contrary in the Charter, in no event shall the Corporation be required to deliver a number of shares of Common Stock per share of Series A Preferred Stock that exceeds the Share Cap in satisfaction of any Redemption Price, Change of Control Repurchase Price or Put Price. For the avoidance of doubt, the Corporation shall not be required to pay any cash amount in lieu of any shares of Common Stock that are not delivered by operation of the preceding sentence in any Optional Redemption, Change of Control Repurchase or Holder Put.

Section 9.  Fractional Shares.  (a) No fractional shares of Common Stock shall be issued as a result of any redemption or repurchase of shares of Series A Preferred Stock.

(b)            In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Series A Preferred Stock that are redeemed pursuant to Section 6 or repurchased pursuant to Section 11 or Section 12, as the case may be, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the VWAP per share of the Common Stock on the last Trading Day of the relevant First Observation Period.

(c)            If more than one share of the Series A Preferred Stock is surrendered for redemption or repurchase at one time by or for the same Holder, the number of full shares of Common Stock issuable upon redemption or repurchase thereof, as the case may be, shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 10.  Reorganization Events.

(a)            In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)            any consolidation, merger, combination or similar transaction involving the Corporation,

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv)            any statutory share exchange,

in each case as a result of which all Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, (A) the Corporation shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon redemption of the Series A Preferred Stock in accordance with Section 6(d), repurchase of the Series A Preferred Stock in accordance with Section 11(c)(i), or repurchase of the Series A Preferred Stock in accordance with Section 12(c)(i) and all amounts paid or delivered, as the case may be, shall be determined in accordance with Section 6(d)(iii), Section 11(c)(i)(C) or Section 12(c)(i)(C), as the case may be, and (B) (I) any amount payable in cash upon redemption of the Series A Preferred Stock in accordance with Section 6(d), repurchase of the Series A Preferred Stock in accordance with Section 11(c)(i) or repurchase of the Series A Preferred Stock in accordance with Section 12(c)(i), shall continue to be payable in cash as determined in Section 6(d)(iii)(B), Section 11(c)(i)(C)(2) or Section 12(c)(i)(C)(2), as the case may be, (II) any shares of Common Stock that the Corporation would have been required to deliver upon redemption of the Series A Preferred Stock in accordance with Section 6(d), repurchase of the Series A Preferred Stock in accordance with Section 11(c)(i) or repurchase of the Series A Preferred Stock in accordance with Section 12(c)(i), shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Reorganization Event (provided that, for the avoidance of doubt, the Corporation (or any surviving or resulting entity following the Reorganization) will continue to be required to comply with the covenants in Section 6(d), Section 11(c)(i) and Section 12(c)(i), including with respect to the obligations of the Corporation with respect to registration statements therein) and (III) the VWAP shall be calculated based on the value of a unit of Reference Property.

If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property with which the Corporation may satisfy its obligation with respect to any Redemption Price, Change of Control Repurchase Price or Put Price, as applicable, shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made.

(b)            The above provisions of this Section shall similarly apply to successive Reorganization Events and the provisions of this Section shall apply to any Reference Property.

(c)            The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the stock, other securities, other property or assets that constitute the Reference Property. Failure to deliver such notice shall not affect the operation of this Section 10.

(d)            The Corporation shall not enter into or consummate any transaction or become a party to any agreement, in each case, with respect to any transaction that would constitute a Reorganization Event unless its terms are consistent with the provisions of Section 10(a).

Section 11.  Repurchase of Series A Preferred Stock at Option of Holders Upon a Change of Control.

(a)            Repurchase at Option of Holders Upon a Change of Control.  (i)  If a Change of Control occurs at any time (including as a result of a Reorganization Event that constitutes a Change of Control), each Holder shall have the right, at such Holder’s option, to require the Corporation to repurchase  (a “Change of Control Repurchase”) all or any integral number of such Holder’s shares of Series A Preferred Stock on the date (the “Change of Control Repurchase Date”) specified by the Corporation that is not less than 20 Business Days or more than 35 Business Days following the date of the Change of Control Corporation Notice, at the Change of Control Repurchase Price, payable as described in Section 11(c)(i). The Change of Control Repurchase Date shall be subject to postponement solely to the extent required to comply with applicable law; provided that the Corporation shall use reasonable best efforts to minimize the duration of any such postponement.

(ii)            Repurchases of Series A Preferred Stock under this Section 11(a) shall be made, at the option of the Holder thereof, upon:

(A)             delivery to the Dividend Disbursing Agent by a Holder of a duly completed notice (the “Change of Control Repurchase Notice”) in the form set forth in the form of stock certificate attached hereto as Exhibit A, if the shares of Series A Preferred Stock are Direct Registration Preferred Shares or in definitive, certificated form, or in compliance with the Depositary’s procedures for surrendering interests in Global Preferred Shares, if the shares of Series A Preferred Stock are Global Preferred Shares, in each case on or before the close of business on the Business Day immediately preceding the Change of Control Repurchase Date; and

(B)             delivery of the shares of Series A Preferred Stock, if such shares are in definitive, certificated form, to the Dividend Disbursing Agent at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Dividend Disbursing Agent, or book-entry transfer of the shares of Series A Preferred Stock, if such shares are Global Preferred Shares, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Change of Control Repurchase Price therefor.

The Change of Control Repurchase Notice in respect of any Series A Preferred Stock to be repurchased shall state:

(A)             in the case of definitive, certificated shares, the certificate numbers of the shares to be delivered for repurchase;

(B)             the number of shares to be repurchased, which must be an integer; and

(C)             that the shares are to be repurchased by the Corporation pursuant to the applicable provisions of this Annex A,

provided, however, that if the shares are Global Preferred Shares, the Change of Control Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Dividend Disbursing Agent the Change of Control Repurchase Notice contemplated by this Section 11(a)(ii) shall have the right to withdraw, in whole or in part, such Change of Control Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Dividend Disbursing Agent in accordance with Section 11(b).

The Dividend Disbursing Agent shall promptly notify the Corporation of the receipt by it of any Change of Control Repurchase Notice or written notice of withdrawal thereof.

(iii)            On or before the 20th Business Day after the occurrence of the effective date of a Change of Control, the Corporation shall provide to all Holders and the Transfer Agent and Dividend Disbursing Agent (in the case of a Dividend Disbursing Agent other than the Transfer Agent) a notice (the “Change of Control Corporation Notice”, and the date of such notice, the “Change of Control Corporation Notice Date”) of the occurrence of the effective date of the Change of Control and of the repurchase right at the option of the Holders arising as a result of the Change of Control.  In the case of shares of Direct Registration Preferred Shares or Series A Preferred Stock in definitive, certificated form, such notice shall be by first class mail to each Holder in accordance with Section 15 or, in the case of Global Preferred Shares, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Change of Control Corporation Notice shall specify:

(A)             the events causing the Change of Control;

(B)             the effective date of the Change of Control;

(C)             the last date on which a Holder may exercise the repurchase right pursuant to this Section 11;

(D)             the Change of Control Repurchase Price and the Settlement Method therefor;

(E)             the Change of Control Repurchase Date;

(F)            the name and address of the Transfer Agent and Dividend Disbursing Agent (in the case of a Dividend Disbursing Agent other than the Transfer Agent); and

(G)             the procedures that Holders must follow to require the Corporation to repurchase their shares of Series A Preferred Stock.

No failure of the Corporation to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of Series A Preferred Stock pursuant to this Section 11(a).

(iv)            To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 11 relating to the Corporation’s obligation to repurchase the Series A Preferred Stock upon a Change of Control, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Section 11 by virtue of such conflict.

(v)            Notwithstanding the foregoing, the Corporation shall not be required to purchase, or to make an offer to purchase, any shares of Series A Preferred Stock upon a Change of Control if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Corporation as set forth in this Section 11 and such third party purchases all shares of Series A Preferred Stock properly surrendered and not validly withdrawn under its offer and otherwise in the same manner (including using the same Settlement Method elected or deemed to have been elected by the Corporation), at the same time and otherwise in compliance with the requirements for an offer made by the Corporation as set forth in this Section 11. For the avoidance of doubt, settlement in the form of Common Stock means the Common Stock as defined herein (and not any equity interests in such third party purchaser except to the extent any applicable Reference Property resulting from such Change of Control includes such equity interests).

(b)            Withdrawal of Change of Control Repurchase Notice.  A Change of Control Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Dividend Disbursing Agent in accordance with this Section 11(b) at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date, specifying:

(i)            the number of shares of Series A Preferred Stock with respect to which such notice of withdrawal is being submitted,

(ii)            if definitive, certificated shares have been issued, the certificate number of the shares in respect of which such notice of withdrawal is being submitted, and

(iii)            the number of shares of Series A Preferred Stock, if any, of such Series A Preferred Stock that remains subject to the original Change of Control Repurchase Notice, which number of shares must be an integer, provided, however, that if the shares of Series A Preferred Stock are Global Preferred Shares, the notice must comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, no Change of Control Repurchase Notice with respect to any shares of Series A Preferred Stock may be surrendered by a Holder thereof if such Holder has also surrendered either an Anchor Holder Put Notice or a Put Participation Notice with respect to such shares of Series A Preferred Stock and has not validly withdrawn such notice in accordance with Section 12(b).

(c)            Satisfaction of Change of Control Repurchase Price.

(i)            Upon any Change of Control Repurchase of any share of Series A Preferred Stock, subject to Section 23, the Corporation shall pay or deliver, as the case may be, to the Holder of such share, in respect of each share being repurchased, cash (“Change of Control Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 9 (“Change of Control Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 9 (“Change of Control Combination Settlement”), at its election, as set forth in this Section 11(c), in satisfaction of the Change of Control Repurchase Price for such share.

(A)             Subject to Section 23, all Change of Control Repurchases in connection with any Change of Control Corporation Notice shall be settled using the same Settlement Method.

(B)             Subject to Section 23, the Corporation may elect a Settlement Method in respect of each Change of Control Repurchase Date in the Change of Control Corporation Notice for such Change of Control, which election shall be binding on the Corporation; provided that if the Corporation elects Change of Control Combination Settlement or Change of Control Physical Settlement in any Change of Control Corporation Notice, the Corporation shall use reasonable best efforts to cause a registration statement registering the resale of the shares of Common Stock deliverable in satisfaction of the Change of Control Repurchase Price to be filed and declared effective and to be available for immediate use upon delivery of such shares by all Holders that will receive such shares of Common Stock and that (x) are the Corporation’s Affiliates or were the

Corporation’s Affiliates during the three months immediately preceding the issuance of such shares of Common Stock or (y) would hold, following receipt of such shares of Common Stock, at least 2.5% of all the Common Stock outstanding as of the Change of Control Repurchase Date on a fully diluted basis, or shall ensure that such shares of Common Stock may be resold immediately without limitations imposed by the U.S. securities laws. For the avoidance of doubt, the Corporation shall have no obligation to satisfy the Change of Control Repurchase Price in cash if such a registration statement is not available or such shares of Common Stock are not otherwise able to be resold immediately without limitations imposed by the U.S. securities laws. If the Corporation does not specify a Settlement Method in the relevant Change of Control Corporation Notice, the Corporation shall no longer have the right to elect Change of Control Physical Settlement or Change of Control Combination Settlement and the Corporation shall be deemed to have elected Change of Control Cash Settlement in respect of the Change of Control Repurchase Price.  In the case of an election of Change of Control Combination Settlement, the relevant Change of Control Corporation Notice shall specify the Specified Dollar Amount per share of Series A Preferred Stock, which shall be less than the Liquidation Preference per share.  If the Corporation delivers a Change of Control Corporation Notice electing Change of Control Combination Settlement in respect of the Change of Control Repurchase Price but does not specify a Specified Dollar Amount per share of Series A Preferred Stock in such Change of Control Corporation Notice, the Specified Dollar Amount per share of Series A Preferred Stock shall be deemed to be $0, and the provisions of Section 11(c)(i)(C)(1) shall apply as if the Corporation elected Change of Control Physical Settlement in such Change of Control Corporation Notice.

(C)             The Settlement Amount with respect to any Change of Control Repurchase of Series A Preferred Stock shall be computed as follows:

(1)            If the Corporation elects to satisfy the Change of Control Repurchase Price in respect of such Change of Control Repurchase by Change of Control Physical Settlement, subject to Section 8(c), the Corporation shall deliver to the relevant Holder in respect of each share of Series A Preferred Stock being repurchased a number of shares of Common Stock equal to the Change of Control Repurchase Price per share of Series A Preferred Stock divided by the lesser of (i) the Average VWAP per share of the Common Stock over the related First Observation Period and (ii) the Average VWAP per share of the Common Stock over the related Second Observation Period.

(2)            If the Corporation elects (or is deemed to have elected) to satisfy the Change of Control Repurchase Price in respect of such Change of Control Repurchase by Change of Control Cash Settlement, the Corporation shall pay to the relevant Holder in respect of each share of Series A Preferred Stock being repurchased cash out of funds legally available for such distribution in an amount equal to the Change of

Control Repurchase Price per share of Series A Preferred Stock; provided that if the Corporation does not have funds legally available for such distribution in an amount equal to the Change of Control Repurchase Price per share of Series A Preferred Stock, the provisions of Section 11(c)(i)(C)(3) shall apply as if the Corporation elected Change of Control Combination Settlement in such Change of Control Corporation Notice, with the amount of funds legally available for such distribution being deemed the Specified Dollar Amount.

(3)            If the Corporation elects (or is deemed to have elected) to satisfy the Change of Control Repurchase Price in respect of such Change of Control Repurchase by Change of Control Combination Settlement, the Corporation shall pay or deliver, as the case may be, in respect of each share of Series A Preferred Stock being repurchased, a Settlement Amount equal to an amount of cash equal to the Specified Dollar Amount in respect of such Change of Control Repurchase and, subject to Section 8(c), a number of shares of Common Stock equal to the quotient of (I) the Change of Control Repurchase Price per share, minus such Specified Dollar Amount, divided by (II) the lesser of (i) the Average VWAP per share of the Common Stock over the related First Observation Period and (ii) the Average VWAP per share of the Common Stock over the related Second Observation Period.

(ii)            Subject to receipt of funds and/or shares of Common Stock, as applicable, and/or shares of Series A Preferred Stock by the Dividend Disbursing Agent, payment for shares surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date) will be made on the later of (x) the relevant Change of Control Repurchase Date (provided the Holder has satisfied the conditions in Section 11(a)) and (y) the time of book-entry transfer or the delivery of such share to the Dividend Disbursing Agent by the Holder thereof in the manner required by Section 11(a). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock in respect of a Change of Control Repurchase, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder.  The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. A certificate representing the shares of Common Stock, if any, issuable upon a Change of Control Repurchase shall be issued and delivered to the Holder of the share of Series A Preferred Stock being repurchased or, if the Series A Preferred Stock being repurchased is in book-entry form, the Corporation may elect to deliver the shares of Common Stock issuable upon Change of Control Repurchase, if any, to the Holder of the share of Series A Preferred Stock being repurchased through book-entry transfer, including through the facilities of the Depositary. Any cash payable on the Change of Control Repurchase Date shall be paid by wire transfer of immediately available funds to the accounts of the Holders of shares of Series A Preferred Stock entitled thereto; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The person or persons entitled to receive the shares of Common Stock issuable upon a Change of Control Repurchase, if any, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the fifth (5th) Trading Day immediately preceding the relevant Change of Control Repurchase Date.

In the event that a Holder does not by written notice designate the name in which any shares of Common Stock to be issued upon Change of Control Repurchase of such Series A Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(iii)            Upon surrender of a certificate representing a number of shares of Series A Preferred Stock greater than the number of shares to be repurchased pursuant to Section 11(a), the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder a new certificate for a number of shares of Series A Preferred Stock equal to the unrepurchased portion of the certificate surrendered.

Section 12.  Repurchase of Series A Preferred Stock at Option of Anchor Holder After the Tenth Anniversary of the Initial Issue Date.

(a)            Repurchase at Option of Anchor Holder.  (i)  At any time following the tenth (10th) anniversary of the Initial Issue Date, the Anchor Holder shall have the right, at its option and upon delivery of a written notice to the Corporation and the Dividend Disbursing Agent (an “Anchor Holder Put Notice”), to require the Corporation to repurchase (a “Holder Put”) a number of shares of Series A Preferred Stock with an aggregate Liquidation Preference not to exceed the relevant Put Amount from the Anchor Holder and any Participating Holder on the date (the “Put Date”) specified by the Corporation in the related Holder Put Corporation First Notice that is not more than 120 calendar days after the date of the Anchor Holder Put Notice at the Put Price, payable as described in Section 12(c)(i). The Put Date shall be subject to postponement solely to the extent required to comply with applicable law; provided that the Corporation shall use reasonable best efforts to minimize the duration of any such postponement. No fractional shares of Series A Preferred Stock shall be repurchased pursuant to this Section 12(a). If the aggregate Liquidation Preference of the Series A Preferred Stock validly submitted and not validly withdrawn for repurchase pursuant to this Section 12 exceeds the relevant Put Amount, then the Corporation shall repurchase such shares of the Series A Preferred Stock from the Holders that have validly submitted and not validly withdrawn Series A Preferred Stock for repurchase on a pro rata basis. In determining the number of shares of Series A Preferred Stock of the Anchor Holder and each of the Participating Holder subject to any Holder Put, the Corporation shall round any fractional shares down to the nearest whole share. The number of times that the Anchor Holder may require the Corporation to repurchase the Series A Preferred Stock pursuant to this Section 12 is unlimited; provided that the Corporation shall not be required to repurchase the Series A Preferred Stock pursuant to this Section 12 on more than one occasion during any 12-month period.

(ii)            Promptly following the receipt of any Anchor Holder Put Notice, the Corporation shall provide to each Holder, the Transfer Agent and Dividend Disbursing Agent (in the case of a Dividend Disbursing Agent other than the Transfer Agent) a notice (the “Holder Put Corporation First Notice”, and the date of such notice, the “Holder Put Corporation First Notice Date”) of the receipt of such Anchor Holder Put Notice and of the repurchase right of each other Holder with respect to its Series A Preferred Stock subject to the Holder Put.  In the case of Direct Registration Preferred Shares or shares of Series A Preferred Stock in definitive, certificated form, such notice shall be by first class mail to each Holder in accordance with Section 15 or, in the case of Global Preferred Shares, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Holder Put Corporation First Notice shall specify:

(A)             the Put Date;

(B)             the formula to be used to determine the Put Amount;

(C)             the last date on which a Holder (other than the Anchor Holder) may elect to participate in such Holder Put by delivering a Put Participation Notice in accordance with Section 12(a)(iii);

(D)             the Put Price and the Settlement Method therefor;

(E)             the name and address of the Transfer Agent and Dividend Disbursing Agent (in the case of a Dividend Disbursing Agent other than the Transfer Agent); and

(F)            the procedures that the Anchor Holder and each Participating Holder must follow to require the Corporation to repurchase their shares of Series A Preferred Stock.

Subject to and without limiting Section 12(a)(iii), no failure of the Corporation to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of Series A Preferred Stock pursuant to this Section 12(a).

(iii)            Within ten (10) Business Days of the Holder Put Corporation First Notice Date (or such later date as the Corporation determines in its sole discretion), a Holder (other than the Anchor Holder) may deliver to the Dividend Disbursing Agent a duly completed notice (a “Put Participation Notice”) in the form set forth in the form of stock certificate attached hereto as Exhibit A, if the shares of Series A Preferred Stock are Direct Registration Preferred Shares or in definitive, certificated form, or deliver such Put

Participation Notice in compliance with the Depositary’s applicable procedures, if the shares of Series A Preferred Stock are Global Preferred Shares.

The Dividend Disbursing Agent shall promptly notify the Corporation of the receipt by it of any Anchor Holder Put Notice or any Put Participation Notice or written notice of withdrawal thereof.

(iv)            No later than the third Business Day immediately preceding the Put Date, the Corporation shall provide to the Anchor Holder and each Participating Holder, the Transfer Agent and Dividend Disbursing Agent (in the case of a Dividend Disbursing Agent other than the Transfer Agent) a notice (the “Holder Put Corporation Second Notice”) relating to the Holder Put that is the subject of a Holder Put Corporation First Notice.  In the case of Direct Registration Preferred Shares or shares of Series A Preferred Stock in definitive, certificated form, such notice shall be by first class mail to the Anchor Holder and each Participating Holder in accordance with Section 15 or, in the case of Global Preferred Shares, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Holder Put Corporation Second Notice shall specify:

(A)             the Put Date;

(B)             the Put Amount;

(C)             the number of shares of Series A Preferred Stock of the Anchor Holder and each Participating Holder that will be repurchased on the Put Date;

(D)             the Put Price and the Settlement Method therefor;

(E)             the name and address of the Transfer Agent and Dividend Disbursing Agent (in the case of a Dividend Disbursing Agent other than the Transfer Agent); and

(F)            the procedures that the Anchor Holder and each Participating Holder must follow to require the Corporation to repurchase their shares of Series A Preferred Stock on the Put Date.

No failure of the Corporation to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of Series A Preferred Stock pursuant to this Section 12(a).

(v)            Repurchases of Series A Preferred Stock under this Section 12(a) shall be made upon:

(A)             delivery of the Anchor Holder Put Notice in accordance with Section 12(a)(i), in the case of the repurchase from the Anchor Holder, or delivery of the Put Participation Notice in accordance with Section 12(a)(iii), in the case of the repurchase from any Participating Holder; and

(B)             delivery of the shares of Series A Preferred Stock, if such shares are in definitive, certificated form, to the Dividend Disbursing Agent at any time on or before the close of business on the Business Day immediately preceding the Put Date (together with all necessary endorsements for transfer) at the office of the Dividend Disbursing Agent, or book-entry transfer of the shares of Series A Preferred Stock, if such shares are Global Preferred Shares, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Anchor Holder and any Participating Holder of the Put Price therefor.

(vi)            To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 12 relating to the Corporation’s obligation to repurchase the Series A Preferred Stock, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Section 12 by virtue of such conflict.

(b)            Withdrawal of Anchor Holder Put Notice or Put Participation Notice. Notwithstanding anything herein to the contrary, the Anchor Holder and any Participating Holder shall have the right to withdraw its Anchor Holder Put Notice or Put Participation Notice, as applicable, delivered to the Dividend Disbursing Agent at any time prior to the close of business on the Business Day immediately preceding the Put Date by delivery of a written notice of withdrawal to the Dividend Disbursing Agent, specifying:

(i)            the number of shares of Series A Preferred Stock with respect to which such notice of withdrawal is being submitted, which number of shares must be an integer and no greater than the number of shares of Series A Preferred Stock of such Holder subject to the Holder Put as specified in the relevant Holder Put Corporation Second Notice, and

(ii)            the number of shares of Series A Preferred Stock, if any, of such Series A Preferred Stock that remains subject to the Holder Put, which number of shares must be an integer and no greater than the number of shares of Series A Preferred Stock of such Holder subject to the Holder Put as specified in the relevant Holder Put Corporation Second Notice, provided, however, that if the shares of Series A Preferred Stock are Global Preferred Shares, the notice must comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, neither any Anchor Holder Put Notice nor any Put Participation Notice with respect to any shares of Series A Preferred Stock may be surrendered by a Holder thereof if such Holder has also surrendered a Change of Control Repurchase Notice with respect to such shares of Series A Preferred Stock and has not validly withdrawn such Change of Control Repurchase Notice in accordance with Section 11(b).

(c)            Satisfaction of Put Price.

(i)            Upon any repurchase of any share of Series A Preferred Stock in connection with a Holder Put, subject to Section 23, the Corporation shall pay or deliver, as the case may be, to the Holder of such share, in respect of each share being repurchased, cash (“Holder Put Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 9 (“Holder Put Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 9 (“Holder Put Combination Settlement”), at its election, as set forth in this Section 12(c), in satisfaction of the Put Price for such share.

(A)             Subject to Section 23, all repurchases of Series A Preferred Stock pursuant to any Holder Put shall be settled using the same Settlement Method.

(B)             Subject to Section 23, the Corporation may elect a Settlement Method in respect of each Holder Put in the Holder Put Corporation First Notice in connection with such Holder Put, which election shall be binding on the Corporation; provided that if the Corporation elects Holder Put Combination Settlement or Holder Put Physical Settlement in any Holder Put Corporation First Notice, the Corporation shall use reasonable best efforts to cause a registration statement registering the resale of the shares of Common Stock deliverable in satisfaction of the Put Price to be filed and declared effective and to be available for immediate use upon delivery of such shares by all Holders that will receive such shares of Common Stock and that (x) are the Corporation’s Affiliates or were the Corporation’s Affiliates during the three months immediately preceding the issuance of such shares of Common Stock or (y) would hold, following receipt of such shares of Common Stock, at least 2.5% of all the Common Stock outstanding as of the Put Date on a fully diluted basis. For the avoidance of doubt, the Corporation shall have no obligation to satisfy the Put Price in cash if such a registration statement is not available. If the Corporation does not specify a Settlement Method in the relevant Holder Put Corporation First Notice, the Corporation shall no longer have the right to elect Holder Put Physical Settlement or Holder Put Combination Settlement and the Corporation shall be deemed to have elected Holder Put Cash Settlement in respect of the Put Price.  In the case of an election of Holder Put Combination Settlement, the relevant Holder Put Corporation First Notice shall specify the Specified Dollar Amount per share of Series A Preferred Stock, which shall be less than the Liquidation Preference per share.  If the Corporation delivers a Holder Put Corporation First Notice electing Holder Put Combination Settlement in respect of the Put Price but does not specify a Specified Dollar Amount per share of Series A Preferred Stock in such Holder Put Corporation First Notice, the Specified Dollar Amount per share of Series A Preferred Stock shall be deemed to be $0, and the provisions of Section 11(c)(i)(C)(1) shall apply as if the Corporation elected Holder Put Physical Settlement in such Holder Put Corporation First Notice.

(C)             The Settlement Amount with respect to any repurchase of Series A Preferred Stock pursuant to a Holder Put shall be computed as follows:

(1)            If the Corporation elects (or is deemed to have elected) to satisfy the Put Price in respect of such Holder Put by Holder Put Physical Settlement, subject to Section 8(c), the Corporation shall deliver to the relevant Holder in respect of each share of Series A Preferred Stock being repurchased a number of shares of Common Stock equal to the Put Price per share of Series A Preferred Stock divided by the lesser of (i) the Average VWAP per share of the Common Stock over the related First Observation Period and (ii) the Average VWAP per share of the Common Stock over the related Second Observation Period.

(2)            If the Corporation elects (or is deemed to have elected) to satisfy the Put Price in respect of such Holder Put by Holder Put Cash Settlement, the Corporation shall pay to the relevant Holder in respect of each share of Series A Preferred Stock being repurchased cash out of funds legally available for such distribution in an amount equal to the Put Price per share of Series A Preferred Stock; provided that if the Corporation does not have funds legally available for such distribution in an amount equal to the Put Price per share of Series A Preferred Stock, the provisions of Section 12(c)(i)(C)(3) shall apply as if the Corporation elected Holder Put Combination Settlement in such Holder Put Corporation First Notice, with the amount of funds legally available for such distribution being deemed the Specified Dollar Amount.

(3)            If the Corporation elects (or is deemed to have elected) to satisfy the Put Price in respect of such Holder Put by Holder Put Combination Settlement, the Corporation shall pay or deliver, as the case may be, in respect of each share of Series A Preferred Stock being repurchased, a Settlement Amount equal to an amount of cash equal to the Specified Dollar Amount in respect of such Holder Put and, subject to Section 8(c), a number of shares of Common Stock equal to the quotient of (I) the Put Price per share, minus such Specified Dollar Amount, divided by (II) the lesser of (i) the Average VWAP per share of the Common Stock over the related First Observation Period and (ii) the Average VWAP per share of the Common Stock over the related Second Observation Period.

(ii)            Subject to receipt of funds and/or shares of Common Stock, as applicable, and/or shares of Series A Preferred Stock by the Dividend Disbursing Agent, payment for shares surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Put Date) will be made on the later of (x) the relevant Put Date (provided the Holder has satisfied the conditions in Section 12(a)(v)) and (y) the time of book-entry transfer or the delivery of such share to the Dividend Disbursing Agent by the Holder thereof in the manner required by Section 12(a)(v). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock in respect of a Holder Put, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder.  The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. A certificate representing the shares of Common Stock, if any, issuable upon a Holder Put shall be issued and delivered to the Holder of the share of Series A Preferred Stock being repurchased or, if the Series A Preferred Stock being repurchased is in book-entry form, the Corporation may elect to deliver the shares of Common Stock issuable upon Holder Put, if any, to the Holder of the share of Series A Preferred Stock being repurchased through book-entry transfer, including through the facilities of the Depositary. Any cash payable on the Put Date shall be paid by wire transfer of immediately available funds to the accounts of the Holders of shares of Series A Preferred Stock entitled thereto; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The person or persons entitled to receive the shares of Common Stock issuable upon a Holder Put, if any, shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the date of the relevant Holder Put Corporation Second Notice (for the avoidance of doubt, unless and until such Holder withdraws its relevant Anchor Holder Put Notice or Put Participation Notice, as the case may be).

In the event that a Holder does not by written notice designate the name in which any shares of Common Stock to be issued upon a Holder Put of such Series A Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(iii)            Upon surrender of a certificate representing a number of shares of Series A Preferred Stock greater than the number of shares to be repurchased pursuant to Section 12(a), the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder a new certificate for a number of shares of Series A Preferred Stock equal to the unrepurchased portion of the certificate surrendered.

Section 13.  Transfer Agent, Registrar, and Dividend Disbursing Agent.  The duly appointed Transfer Agent, Registrar and Dividend Disbursing Agent for the Series A Preferred Stock shall be Equiniti Trust Company, LLC.  The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Equiniti Trust Company, LLC, the Corporation shall appoint a successor transfer agent, registrar or dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders or, in respect of any Global Preferred Shares, in accordance with the applicable procedures of the Depositary.

Section 14.  Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes.

Section 15.  Notices.  All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Charter or the Bylaws and by applicable law.  Notwithstanding the foregoing, if the shares of Series A Preferred Stock are represented by Global Preferred Shares, such notices shall be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Series A Preferred Stock.

Section 16.  No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

Section 17.  Other Rights.  The shares of the Series A Preferred Stock shall not have any preferences or rights (including, but not limited to, any conversion, relative, participating, optional or other special rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Section 18.  Stock Certificates.

(a)            Shares of Series A Preferred Stock in physical form shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b)            Stock certificates representing shares of the Series A Preferred Stock shall be signed by an authorized Officer of the Corporation and attested by the Secretary, any assistant secretary, the Treasurer or any assistant treasurer, in accordance with the Bylaws and applicable Delaware law, by manual or facsimile signature.

(c)            A stock certificate representing shares of the Series A Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar.  Each stock certificate representing shares of the Series A Preferred Stock shall be dated the date of its countersignature.

(d)            If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

(e)            The Corporation may, at its option, issue shares of Series A Preferred Stock without certificates under the circumstances specified in Section 20.

Section 19. Replacement Certificates.  If physical certificates are issued, and any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

Section 20.  Form of Series A Preferred Stock.

(a)            The Series A Preferred Stock shall initially be issued in uncertificated, book-entry form on the books and records of the Transfer Agent (the “Direct Registration Preferred Shares”) and, at the election of a Holder, may also be issued in definitive, certificated form, registered in the name of the Holder specified on the face of the certificate evidencing such Series A Preferred Stock. All Series A Preferred Stock in the form of Direct Registration Preferred Shares shall be reflected on statements issued by the Transfer Agent from time to time to the Holders thereof reflecting such uncertificated, book-entry position (the “Series A Preferred Stock Statements”).  The Series A Preferred Stock Statements may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Charter, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the Charter, any law or any rules made pursuant thereto or as may be determined, consistently herewith and reasonably acceptable to the Transfer Agent, by any authorized Officer of the Corporation. No Direct Registration Preferred Shares or definitive, certificated Series A Preferred Stock may be exchanged for Global Preferred Shares unless and until the transfer restrictions described in Section 21 and in the restrictive legend on the Series A Preferred Stock Statement in respect of such Series A Preferred Stock, or on the face of such Series A Preferred Stock, as the case may be, no longer apply to such Series A Preferred Stock.

(b)            (i)  Subject to Section 20(a), the Series A Preferred Stock may be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of Series A Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(ii)            Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Charter with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Series A Preferred Stock.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Series A Preferred Stock.  The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series A Preferred Stock or the Charter.

(iii)            Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(iv)            If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares.  In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference.  Such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

(c)            When the registered Holder of a Direct Registration Preferred Share has presented to the Transfer Agent a written request to register the transfer of any Direct Registration Preferred Share, the Transfer Agent shall register the transfer as requested if such transfer satisfies the provisions of the Charter (including the legends described in Section 21); provided that the Transfer Agent has received a written instruction of transfer in form satisfactory to the Transfer Agent, properly completed and duly executed by the Holder thereof or by his or her attorney, duly authorized in writing.  A party requesting transfer of Series A Preferred Stock must provide any evidence of authority that may be required by the Transfer Agent, including, but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. The Transfer Agent shall, upon receipt of all information, opinions, certifications or other evidence required to be delivered hereunder, register the transfer of any outstanding Direct Registration Preferred Shares upon the delivery by the registered Holder thereof, at the office of the Transfer Agent, duly endorsed, and accompanied by a completed form of assignment substantially in the form attached to the form of stock certificate attached hereto as Exhibit A and duly signed by the Holder thereof or by the duly appointed legal representative thereof or by his or her attorney, duly authorized in writing, such signature to be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Transfer Agent; provided that the Corporation agrees to use commercially reasonable efforts to enter into an indemnification agreement in customary form, in favor of the Transfer Agent, in connection with the waiver of any requirement to provide a signature guarantee in connection with any transfer of any Series A Preferred Stock by any Holder, provided further that any Holder requesting such a waiver contemporaneously enter into a customary indemnification agreement in favor of the Corporation to indemnify and hold harmless the Corporation for any losses it incurs as a direct result of the indemnity provided in favor of the Transfer Agent.  Upon any such registration of transfer, a new Series A Preferred Stock Statement shall be issued to the transferee. No transfer of any share of Series A Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Transfer Agent unless the applicable box on the form of assignment substantially in the form attached to the form of stock certificate attached hereto as Exhibit A has been checked.

(d)            On or after the date that is 180 days after the Initial Issue Date, the Corporation shall use reasonable best efforts to cause any Holder’s Series A Preferred Stock to be held in book-entry form through the facilities of DTC as promptly as practicable following such Holder’s request, to the extent that such Series A Preferred Stock is then eligible to be so held through the facilities of DTC.

Section 21.  Transfer Restrictions.

(a)            Until the date that is 180 days after the Initial Issue Date, each share of Series A Preferred Stock (and every security issued in exchange therefor or substitution thereof) shall not be transferred except in compliance with the terms of the Merger Agreement, and each Holder of Series A Preferred Stock, by such Holder’s acceptance of such Series A Preferred Stock, shall be deemed to be bound by such restriction on transfer. Until the date that is 180 days after the date hereof, each stock certificate evidencing the Series A Preferred Stock (and every security issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Lock-Up Legend”):

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INTERNAL REORG MERGER AGREEMENT DATED AS OF AUGUST 1, 2025 BY AND BETWEEN THE CORPORATION AND NEW WINDSTREAM, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

In addition, each share of Series A Preferred Stock (and every security issued in exchange therefor or substitution thereof) shall not be transferred unless (i) the Corresponding Warrants are transferred together with such share of Series A Preferred Stock or (ii) the Corresponding Warrants have been exercised pursuant to the terms thereof. Each stock certificate evidencing the Series A Preferred Stock (and every security issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Stapling Legend”):

“THIS SECURITY SHALL NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THE CORRESPONDING WARRANTS ARE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TOGETHER WITH THIS SECURITY OR (II) THE CORRESPONDING WARRANTS HAVE BEEN EXERCISED PURSUANT TO THE TERMS THEREOF. THE “CORRESPONDING WARRANTS” MEANS, WITH RESPECT TO EACH SHARE OF THE SERIES A PREFERRED STOCK, 30.5364 WARRANTS HELD BY THE HOLDER OF THAT SHARE OF THE SERIES A PREFERRED STOCK ISSUED BY THE CORPORATION PURSUANT TO THE WARRANT AGREEMENT, SUBJECT TO ADJUSTMENTS TO ACCOUNT FOR ANY SHARE SUBDIVISION, COMBINATION, RECLASSIFICATION OR OTHER SIMILAR EVENT RELATING TO THE SERIES A PREFERRED STOCK. THE “WARRANT AGREEMENT” MEANS THE WARRANT

AGREEMENT, DATED AS OF AUGUST 1, 2025 BY AND BETWEEN THE CORPORATION AND EQUINITI TRUST COMPANY, LLC, AS WARRANT AGENT, AS AMENDED OR RESTATED FROM TIME TO TIME.”

Until the date (the “Resale Restriction Termination Date”) that is the later of: (1) the earliest of (a) the date on which each share of Series A Preferred Stock has been sold pursuant to a registration statement that has become effective under the Securities Act; (b) the date on which each share of Series A Preferred Stock has been sold pursuant to Rule 144 or any similar provision then in force under the Securities Act; and (c) the date on which the Holder (x) has a “holding period” (determined pursuant to Rule 144(d)) of at least one year (or such shorter period of time as permitted by Rule 144 or any successor thereto at such time) and (y) is not an Affiliate of the Corporation (and has not been an Affiliate of the Corporation during the three months immediately preceding); and (2) such later date, if any, as may be required by applicable law, each Series A Preferred Stock Statement and stock certificate evidencing the Series A Preferred Stock (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon redemption or repurchase thereof, which shall bear the Restricted Common Stock Legend, if applicable) shall bear a legend in substantially the following form (the “Restricted Preferred Stock Legend”), unless otherwise agreed by the Corporation with written notice thereof to the Transfer Agent and Registrar:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) EXCEPT:

(A)       TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF A CUSTOMARY LEGAL OPINION, ADDRESSED TO THE CORPORATION AND THE TRANSFER

AGENT AND IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION AND THE TRANSFER AGENT, FROM A REPUTABLE NATIONAL U.S. LAW FIRM, THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE EARLIEST OF (A) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (B) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SIMILAR PROVISION THEN IN FORCE UNDER THE SECURITIES ACT; AND (C) THE DATE ON WHICH THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) AND (Y) IS NOT AN AFFILIATE OF THE CORPORATION (AND HAS NOT BEEN AN AFFILIATE OF THE CORPORATION DURING THE THREE MONTHS IMMEDIATELY PRECEDING); AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW.  IN DETERMINING WHETHER THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) OR (Y) IS AN AFFILIATE OF THE CORPORATION (OR HAS BEEN AN AFFILIATE OF THE CORPORATION DURING THE THREE MONTHS IMMEDIATELY PRECEDING), THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF CUSTOMARY CERTIFICATIONS FROM THE HOLDER AND A CUSTOMARY LEGAL OPINION, ADDRESSED TO THE CORPORATION AND THE TRANSFER AGENT AND IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION AND THE TRANSFER AGENT, FROM A REPUTABLE NATIONAL U.S. LAW FIRM.”

Any Series A Preferred Stock Statement with respect to any Series A Preferred Stock, or any Series A Preferred Stock in certificated form (or any security issued in exchange or substitution therefor, except any shares of Common Stock issued upon redemption or repurchase thereof), (i) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act or (iii) the Holder of which (A) has a “holding period” (determined pursuant to Rule 144(d) under the Securities Act of at least one year and (B) is not an Affiliate of the Corporation (and has not been an Affiliate of the Corporation during the three months immediately preceding) shall have the Restricted Preferred Stock Legend removed or be exchanged for a new Series A Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Series A Preferred Stock without the Restricted Preferred Stock Legend, as the case may be.  To exercise such right of removal or exchange, the Holder of such Series A Preferred Stock must surrender such certificate evidencing such Series A Preferred Stock (if applicable) and deliver a customary legal opinion, addressed to the Corporation and the Transfer Agent and in form and substance reasonably acceptable to the Corporation and the Transfer Agent, from a reputable national U.S. law firm, that the Restricted Preferred Stock Legend is no longer required under the Securities Act.

(b)            Until the Resale Restriction Termination Date, if any shares of Common Stock are issued upon redemption or repurchase of any Series A Preferred Stock that bears the Restricted Preferred Stock Legend, then any stock certificate representing such shares of Common Stock shall bear a legend in substantially the following form (unless (I) such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, (II) the holder thereof (x) has a “holding period” (determined pursuant to Rule 144(d)) of at least one year (or such shorter period of time as permitted by Rule 144 or any successor thereto at such time) (it being understood that in accordance with Section 3(a)(9) under the Securities Act, the holding period of the shares of Common Stock issuable upon repurchase or redemption of any Series A Preferred Stock may be tacked on to the holding period of such Series A Preferred Stock) and (y) is not an Affiliate of the Corporation (and has not been an Affiliate of the Corporation during the three months immediately preceding), or (III) otherwise agreed by the Corporation with written notice thereof to the Transfer Agent and Registrar and the transfer agent for the Common Stock (if other than the Transfer Agent or Registrar) (the “Restricted Common Stock Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) EXCEPT:

(A)	TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE CORPORATION AND THE TRANSFER AGENT FOR THE CORPORATION’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF A CUSTOMARY LEGAL OPINION, ADDRESSED TO THE CORPORATION AND THE TRANSFER AGENT AND IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION AND THE TRANSFER AGENT, FROM A REPUTABLE NATIONAL U.S. LAW FIRM, THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE EARLIEST OF (A) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (B) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SIMILAR PROVISION THEN IN FORCE UNDER THE SECURITIES ACT; AND (C) THE DATE ON WHICH THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) (IT BEING UNDERSTOOD THAT IN ACCORDANCE WITH SECTION 3(A)(9) UNDER THE SECURITIES ACT, THE HOLDING PERIOD OF THE SHARES OF COMMON STOCK ISSUABLE UPON REDEMPTION OR REPURCHASE OF ANY SERIES A PREFERRED STOCK MAY BE TACKED ON TO THE HOLDING PERIOD OF SUCH SERIES A PREFERRED STOCK) AND (Y) IS NOT AN AFFILIATE OF THE CORPORATION (AND HAS NOT BEEN AN AFFILIATE OF THE CORPORATION DURING THE THREE MONTHS IMMEDIATELY PRECEDING); AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW.  IN DETERMINING WHETHER THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) OR (Y) IS NOT AN AFFILIATE OF THE CORPORATION (AND HAS NOT BEEN AN AFFILIATE OF THE CORPORATION DURING THE THREE MONTHS IMMEDIATELY PRECEDING), THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF CUSTOMARY CERTIFICATIONS FROM THE HOLDER AND A CUSTOMARY LEGAL OPINION, ADDRESSED TO THE CORPORATION AND THE TRANSFER AGENT AND IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE

TO THE CORPORATION AND THE TRANSFER AGENT, FROM A REPUTABLE NATIONAL U.S. LAW FIRM.”

Any such Common Stock (i) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act or (iii) the holder of which (A) has a “holding period” (determined pursuant to Rule 144(d) with respect to such Common Stock under the Securities Act of at least one year) (it being understood that in accordance with Section 3(a)(9) under the Securities Act, the holding period of the shares of Common Stock issuable upon repurchase or redemption of any Series A Preferred Stock may be tacked on to the holding period of such Series A Preferred Stock) and (B) is not an Affiliate of the Corporation (and has not been an Affiliate of the Corporation during the three months immediately preceding), shall, upon surrender of the certificates representing such shares of Common Stock and delivery of a customary legal opinion, addressed to the Corporation and the transfer agent for the Common Stock and in form and substance reasonably acceptable to the Corporation and the transfer agent for the Common Stock, from a reputable national U.S. law firm, that the Restricted Common Stock Legend is no longer required under the Securities Act, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend.

(c)            As used in this Section 21, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Series A Preferred Stock or Common Stock issued upon redemption or repurchase thereof, as the case may be.

(d)            From and after January 28, 2026, the Corporation agrees that it will promptly upon request from any Holder and, with respect to any stock certificates, the delivery by such Holder to the Corporation or the Transfer Agent of such stock certificates issued with the Lock-Up Legend, deliver or cause to be delivered to such Holder replacement stock certificates that are free from the Lock-Up Legend or remove or cause to be removed the Lock-Up Legend or the comparable restriction or other arrangement with respect to any Series A Preferred Stock.

(e)            From and after the date on which the Corresponding Warrants with respect to any Series A Preferred Stock has been exercised in accordance with the terms thereof, the Corporation agrees that it will promptly upon request from any Holder and, with respect to any stock certificates, the delivery by such Holder to the Corporation or the Transfer Agent of such stock certificates issued with the Stapling Legend, deliver or cause to be delivered to such Holder replacement stock certificates that are free from the Stapling Legend or remove or cause to be removed the Stapling Legend or the comparable restriction or other arrangement with respect to any Series A Preferred Stock.

(f)            The Corporation agrees that, at such time as any Holder delivers to the Corporation and the Transfer Agent a customary legal opinion, addressed to the Corporation and the Transfer Agent, from a reputable national U.S. law firm, that the Restricted Preferred Stock Legend is no longer required under the Securities Act, and in form and substance reasonably satisfactory to the Corporation and the Transfer Agent, the Corporation agrees that it will promptly after the delivery of such opinion and, with respect to any stock certificates, the delivery by such Holder to the Corporation or the Transfer Agent of such stock certificates issued with the Restricted Preferred Stock Legend, deliver or cause to be delivered to such Holder replacement stock certificates that are free from the Restricted Preferred Stock Legend or remove or cause to be removed such legend or the comparable restriction or other arrangement.

(g)            From and after January 28, 2026, the Corporation agrees that it will use commercially reasonable efforts to take the following actions to facilitate the consummation of a transfer of Series A Preferred Stock: (i) causing the Transfer Agent to remove any restrictive legends on the Series A Preferred Stock as set forth in this Section 21 and (ii) delivering any necessary opinions or instruction letters to remove or cause to be removed any such restrictive legends in accordance with this Section 21. The Corporation further agrees that, in the event the Corporation fails to comply with the foregoing clause (i) or (ii), the Corporation hereby authorizes the Transfer Agent to rely upon the opinion of a reputable national U.S. law firm serving as counsel to the applicable Holder or written instructions from the applicable Holder reasonably satisfactory to the Transfer Agent.

Section 22.  Miscellaneous.  (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b)            The Liquidation Preference shall be subject to proportional adjustment whenever there shall occur a subdivision, stock dividend, combination, reclassification or other similar event which increases or decreases the number of shares of the Series A Preferred Stock outstanding. Each of the Share Cap and Holder Share Election Cap shall be subject to proportional adjustment whenever there shall occur a subdivision, stock dividend, combination, reclassification or other similar event which increases or decreases the number of shares of the Common Stock or the Series A Preferred Stock outstanding. Such adjustments shall be determined in good faith by the Corporation, after consultation with an Independent Financial Advisor and submitted by the Corporation to the Transfer Agent.

(c)            All shares of Series A Preferred Stock redeemed, repurchased or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Series A Preferred Stock, without designation as to series or class.

Section 23. Holder’s Election of Settlement.

(a)            If the Corporation elects or is deemed to elect a Settlement Method other than Redemption Physical Settlement, Change of Control Physical Settlement or Holder Put Physical

Settlement to satisfy the Redemption Price, Change of Control Repurchase Price or Put Price, as applicable, a Holder shall have the right, at its option and upon delivery of a written notice (a “Holder Settlement Election Notice”) within five Business Days of the relevant Redemption Notice Date, Change of Control Corporation Notice Date or Holder Put Corporation First Notice Date, as applicable, to require the Corporation to settle all or a portion of the Redemption Price, Change of Control Repurchase Price or Put Price, as applicable, of such Holder’s Series A Preferred Stock to be redeemed or repurchased in a number of shares of Common Stock not to exceed the Holder Share Election Cap per share of Series A Preferred Stock (the “Elected Shares”); provided that the Corporation shall not be required to issue any Common Stock to the extent that such issuance would give rise to a “change of control” (or terms of similar import) under the terms of any debt instrument or preferred stock of the Corporation or any of its Subsidiaries. The Corporation shall not waive the operation of the Holder Share Election Cap unless it has first received the affirmative vote of holders of a majority of the outstanding Common Stock approving such waiver.

(b)            Following the receipt of a Holder Settlement Election Notice, solely with respect to the Series A Preferred Stock of such Holder to be redeemed in an Optional Redemption or repurchased in a Change of Control Repurchase or Holder Put and notwithstanding the Corporation’s election or deemed election in the relevant Redemption Notice, Change of Control Corporation Notice or Holder Put Corporation First Notice, as the case may be, the Corporation shall be deemed to have elected Redemption Combination Settlement, Change of Control Combination Settlement or Holder Put Combination Settlement, as the case may be, with a Specified Dollar Amount equal to the greater of (i) zero and (ii) the Redemption Price or Put Price, as applicable, minus the product of (x) the lesser of (I) the Average VWAP per share of the Common Stock over the related First Observation Period and (II) the Average VWAP per share of the Common Stock over the related Second Observation Period and (y) the number of Settlement Shares.

Section 24. Tax Matters.

(a)            The Corporation shall be entitled to deduct or withhold any taxes that the Corporation determines in good faith it is required to deduct and withhold from any amounts distributed or deemed distributed with respect to the Series A Preferred Stock, including being authorized to offset the amount to be deducted or withheld against (i) any amounts otherwise payable to such Holder with respect to the Series A Preferred Stock or (ii) sales proceeds received by, or other funds or assets of, such Holder.  If the Corporation believes it is required to deduct and withhold any taxes from any amounts distributed or deemed distributed to any Holder, it shall use commercially reasonable efforts to notify such Holder and shall cooperate with such Holder to minimize or eliminate the amount of such deduction or withholding,including by complying with Treas. Reg. Section 1.1445-1(c)(2) in circumstances where the Holder timely submits an application for a withholding certificate, reasonably acceptable to the Corporation, to the Internal Revenue Service under Treas. Reg. Section 1.1445-3.

(b)            The Holders and the Corporation agree to treat for U.S. federal and applicable state and local income tax purposes, (i) the Series A Preferred Stock and the Corresponding Warrants held by a Person as a single integrated instrument for tax purposes until such time as the Series A Preferred Stock is redeemed or the Corresponding Warrants exercised and (ii) the single integrated instrument as equity other than preferred stock within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereon.

Exhibit A

[FORM OF FACE OF SERIES A PREFERRED STOCK CERTIFICATE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE MERGER AGREEMENT DATED AS OF AUGUST 1, 2025 BY AND BETWEEN THE CORPORATION AND NEW WINDSTREAM, LLC, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THIS SECURITY SHALL NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THE CORRESPONDING WARRANTS ARE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TOGETHER WITH THIS SECURITY OR (II) THE CORRESPONDING WARRANTS HAVE BEEN EXERCISED PURSUANT TO THE TERMS THEREOF. THE “CORRESPONDING WARRANTS” MEANS, WITH RESPECT TO EACH SHARE OF THE SERIES A PREFERRED STOCK, 30.5364 WARRANTS HELD BY THE HOLDER OF THAT SHARE OF THE SERIES A PREFERRED STOCK ISSUED BY THE CORPORATION PURSUANT TO THE WARRANT AGREEMENT, SUBJECT TO ADJUSTMENTS TO ACCOUNT FOR ANY SHARE SUBDIVISION, COMBINATION, RECLASSIFICATION OR OTHER SIMILAR EVENT RELATING TO THE SERIES A PREFERRED STOCK. THE “WARRANT AGREEMENT” MEANS THE WARRANT AGREEMENT, DATED AS OF AUGUST 1, 2025 BY AND BETWEEN THE CORPORATION AND EQUINITI TRUST COMPANY, LLC, AS WARRANT AGENT, AS AMENDED OR RESTATED FROM TIME TO TIME.

[INCLUDE FOR GLOBAL PREFERRED SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.]

Certificate Number [__] [Initial] Number of Shares of Series A Preferred Stock [_____]

CUSIP [__]
ISIN [__]

UNITI GROUP INC.

Series A Preferred Stock
(par value $0.0001 per share)
(Liquidation Preference as specified below)

Uniti Group Inc., a Delaware corporation (the “Corporation”), hereby certifies that [_______] (the “Holder”), is the registered owner of [_______] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated Series A Preferred Stock, with a par value of $0.0001 per share and an initial Liquidation Preference of $1,000.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable in accordance with the terms of the Charter (as defined below) on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (including Annex A thereto) dated August 1, 2025, as amended or supplemented from time to time (the “Charter”). Capitalized terms used herein but not defined shall have the meaning given them in the Annex A to the Charter. The Corporation will provide a copy of the Charter to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Charter, the provisions of the Charter shall control and govern.

Reference is hereby made to the provisions of the Series A Preferred Stock set forth on the reverse hereof and in the Charter, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Charter and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Charter or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an Officer of the Corporation and attested this [__] of [______] [____].

ATTEST:	UNITI GROUP INC.

By:
Name:		Name:
Title:		Title:

COUNTERSIGNATURE

These are shares of Series A Preferred Stock referred to in the within-mentioned Charter.

Dated: [_______], [____]

Equiniti Trust Company, LLC, as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES A PREFERRED STOCK]

Cumulative dividends on each share of Series A Preferred Stock shall be payable at the applicable rate provided in the Charter.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

[FORM OF CHANGE OF CONTROL REPURCHASE NOTICE]

To:	Equiniti Trust Company, LLC
28 Liberty Street, Floor 53
New York, NY 10005

The undersigned registered owner of [ ] shares of Series A Preferred Stock (the “Series A Preferred Stock”) of Uniti Group Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Series A Preferred Stock Certificates”) hereby acknowledges receipt of a notice from the Corporation as to the occurrence of a Change of Control with respect to the Corporation and specifying the Change of Control Repurchase Date and requests and instructs the Corporation to pay or deliver, as the case may be, to the registered holder hereof in accordance with Section 11 of the Annex A to Amended and Restated Certificate of Incorporation of the Corporation dated August 1, 2025 (as amended from time to time, the “Charter”), the consideration due as determined in Section 11(c) of the Annex A to the Charter in respect of the entire Liquidation Preference of the shares of Series A Preferred Stock represented by the Series A Preferred Stock Certificates, or the integral portion thereof below designated.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Annex A to the Charter.

Dated: _____________________

Signature(s)

Social Security or Other Taxpayer Identification Number

Number of shares of Series A Preferred Stock to be repaid (if less than all): __________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Series A Preferred Stock Certificates in every particular without alteration or enlargement or any change whatever.

[FORM OF PUT PARTICIPATION NOTICE]

To:	Equiniti Trust Company, LLC
28 Liberty Street, Floor 53
New York, NY 10005

The undersigned registered owner of [ ] shares of Series A Preferred Stock (the “Series A Preferred Stock”) of Uniti Group Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Series A Preferred Stock Certificates”) hereby acknowledges receipt of a notice from the Corporation as to the Corporation’s receipt of an Anchor Holder Put Notice and instructs the Corporation to pay or deliver, as the case may be, to the registered holder hereof in accordance with Section 12 of the Annex A to Amended and Restated Certificate of Incorporation of the Corporation dated August 1, 2025 (as amended from time to time, the “Charter”), the consideration due as determined in Section 12(c) of the Annex A to the Charter in respect of the undersigned’s Series A Preferred Stock (as adjusted pursuant to Section 12(a) of the Annex A to the Charter).  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Annex A to the Charter.

Dated: _____________________

Signature(s)

Social Security or Other Taxpayer Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Series A Preferred Stock Certificates in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

In connection with any transfer of the shares of Series A Preferred Stock evidenced hereby prior to the date that is 180 days after the Initial Issue Date, the undersigned confirms that such shares are being transferred in compliance with the restrictions on transfer as set forth in the Merger Agreement dated as of August 1, 2025 as amended from time to time, by and between Windstream Parent, Inc. and New Windstream, LLC, a Delaware Limited Liability Company. In connection with any transfer of any share of Series A Preferred Stock, the undersigned confirms that:

□	The Corresponding Warrants are being transferred together with such share of Series A Preferred Stock; or

□	The Corresponding Warrants have been exercised pursuant to the terms thereof.

In connection with any transfer of any Series A Preferred Stock, the undersigned confirms that such Series A Preferred Stock are being transferred:

□	To Uniti Group Inc. or a subsidiary thereof; or

□	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:

Signature: _______________________________________________________________________________________________

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:________________________________________________________________________________________

(Unless otherwise waived by the Transfer Agent, signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I

Uniti Group Inc.

Global Preferred Share
Series A Preferred Stock

Certificate Number:

The number of shares of Series A Preferred Stock initially represented by this Global Preferred Share shall be [________].  Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series A Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

B-1